ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            TREDEGAR INDUSTRIES, INC.


                                       AND


                             EXXON CHEMICAL COMPANY

                         A DIVISION OF EXXON CORPORATION


                             FOR THE PURCHASE OF ITS

                                  FILM BUSINESS



                                 APRIL 23, 1999

                              TABLE OF CONTENTS


1.0 CERTAIN DEFINITIONS........................................................1


2.0 TRANSFER OF ASSETS AND PROPERTIES.........................................14

         2.1 Purchased Assets.................................................14
              2.1.1 Real Property Owned.......................................14
              2.1.2 Real Property Leased......................................15
              2.1.3 Equipment, Machinery and Other Tangible Personal Property.15
              2.1.4 Contracts Relating to the Business........................15
              2.1.5 Customer Lists, Sales and Marketing Materials,
                    and Business Pla...................ns.....................16
              2.1.6 Permits; Licenses.........................................17
              2.1.7 Property, Personnel and Accounting Records................17
              2.1.8 Goodwill..................................................17
              2.1.9 Inventory.................................................17
              2.1.10 Accounts Receivable......................................17
              2.1.11 Prepaid Expenses.........................................17
              2.1.12 Business Application Computer Software...................18
              2.1.13 Customer Confidentiality Agreements......................18
              2.1.14 Other Intangible Assets..................................18
         2.2 Intellectual Property............................................19
         2.3 Excluded Assets..................................................19

3.0 CONSIDERATION AND TERMS...................................................21

         3.1 Consideration for Purchased Assets...............................21
         3.2 Payment of Consideration.........................................22
         3.3 Allocation of Purchase Price.....................................22
         3.4 Certain Price Adjustments........................................23
         3.5 Certain Taxes....................................................24
         3.6 Product Returns and Credits......................................25
         3.7 FemCare Reimbursement............................................25

4.0 ASSUMPTION OF LIABILITIES; EMPLOYEE MATTERS...............................25

         4.1 General Limitation on Assumption of Liabilities..................25
         4.2 Assumed Liabilities and Obligations..............................26
         4.3 Offer of Employment..............................................26
         4.4 Vacation Liability...............................................27
         4.5 Other Employee Benefits..........................................27
         4.6 WARN Act.........................................................30

5.0 CLOSING...................................................................31

         5.1 Time; Location...................................................31
         5.2 Documents........................................................31
         5.3 Reasonable Steps.................................................32

6.0 REPRESENTATIONS AND WARRANTIES OF SELLER..................................33

         6.1 Organization, Good Standing and Power............................33
         6.2 Authorization of Agreement and Enforceability....................33
         6.3 No Violations; Consents..........................................34
         6.4 Financial Statements.............................................35
         6.5 Absence of Certain Changes or Events.............................35
         6.6 Title to Properties; Absence of Liens and Encumbrances...........38
         6.7 Permits; Licenses................................................39
         6.8 Compliance with Laws.............................................39
         6.9 Legal Proceedings................................................40
         6.10 Books and Records...............................................41
         6.11 Labor Disputes..................................................41
         6.12 Payroll Practices/Employee Arrangements.........................42
         6.13 No Finder.......................................................42
         6.14 Interest in Business............................................43
         6.15 Leases and Contracts............................................43
         6.16 Employees of the Business.......................................45
         6.17 Accounts Receivable.............................................45
         6.18 Taxes...........................................................45
         6.19 Inventories.....................................................46
         6.20 Year 2000 Matters...............................................46
         6.21 Sufficiency, Title and Condition of Purchased Assets............46
         6.22 Insurance.......................................................47
         6.23 Orders, Commitments and Returns.................................47
         6.24 Product Warranties..............................................48
         6.25 Affiliated Transactions.........................................48
         6.26 Environmental Matters...........................................49

7.0 REPRESENTATIONS AND WARRANTIES OF PURCHASER...............................49

         7.1 Organization, Good Standing and Power............................49
         7.2 Authorization of Agreement and Enforceability....................50
         7.3 No Violations; Consents..........................................50
         7.4 Legal Proceedings................................................51
         7.5 Financial Capacity...............................................51
         7.6 No Finder........................................................51
         7.7 Purchaser's Knowledge............................................52

8.0 COVENANTS OF SELLER PRIOR TO CLOSING DATE.................................52

         8.1 Required Actions.................................................52
              8.1.1 Access to Information.....................................52
              8.1.2 Conduct of Business.......................................52
              8.1.3 Maintenance of Properties.................................53
              8.1.4 Maintenance of Books and Records..........................53
              8.1.5 Compliance with Laws and Regulatory Consents..............53
              8.1.6 Performance of Obligations................................54
              8.1.7 Approvals; Consents.......................................54
              8.1.8 Notice of Material Damage.................................54
              8.1.9 Advise of Changes.........................................54
              8.1.10 Pay Employees to Closing Date............................55
              8.1.11 Retain Employees.........................................55
              8.1.12 Compliance with Agreement................................55
              8.1.13 Title Commitments........................................55
              8.1.14 Surveys..................................................56
         8.2 Prohibited Actions...............................................56
              8.2.1 Sale of Purchased Assets..................................56
              8.2.2 Business Changes..........................................56
              8.2.3 Incurrence of Material Obligations........................57
              8.2.4 Incurrence of Liens.......................................57
              8.2.5 Change in Employee Compensation and Benefits..............57
              8.2.6 Publicity; Advertisement..................................57
              8.2.7 No Release................................................58
              8.2.8 No Termination or Modification............................58
              8.2.9 No Breach.................................................58
              8.2.10 No Negotiations..........................................58
         8.3 Other Matters....................................................59
              8.3.1 Environmental Assessment..................................59
              8.3.2 Confidentiality...........................................59

9.0 COVENANTS OF PURCHASER PRIOR TO CLOSING DATE..............................59

         9.1 Required Actions.................................................59
              9.1.1 Confidentiality...........................................59
              9.1.2 Advise of Changes.........................................60
              9.1.3 Compliance with Agreement.................................60
              9.1.4 Publicity; Advertisement..................................60
         9.2 Investigation....................................................61
         9.3 Approvals; Consents..............................................61

10.0 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.........................61

         10.1 Accuracy of Representations and Warranties......................61
         10.2 Performance of Agreement........................................62
         10.3 Seller's Certificate............................................62
         10.4 Officer's Certificate...........................................62
         10.5 Good Standing Certificates......................................62
         10.6 Absence of Proceedings..........................................62
         10.7 Actions and Proceedings.........................................63
         10.8 HSR Act Waiting Period..........................................63
         10.9 Permits and Consents............................................63
         10.10 Section 1445 Affidavit.........................................64
         10.11 Resin Contract.................................................64
         10.12 Proprietary Assets.............................................64
         10.13 Required Financial Statements..................................64
         10.14 Key Employees..................................................64
         10.15 Title Insurance................................................65
         10.16 Assignment of Key Customer Contract............................65

11.0 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER........................65

         11.1 Accuracy of Representations and Warranties......................66
         11.2 Performance of Agreement........................................66
         11.3 Purchaser's Certificate.........................................66
         11.4 Officer's Certificate...........................................66
         11.5 Good Standing Certificates......................................66
         11.6 Absence of Proceedings..........................................67
         11.7 Actions and Proceedings.........................................67
         11.8 HSR Act Waiting Period..........................................67
         11.9 Consents........................................................67

12.0 OBLIGATIONS AFTER THE CLOSING DATE.......................................68

         12.1 Confidentiality.................................................68
         12.2 Covenant Not to Interfere.......................................69
         12.3 Transition of Employees.........................................69
         12.4 Management Assistance by Seller.................................69
         12.5 Further Assurances of Seller....................................70
         12.6 Further Assurances of Purchaser.................................70
         12.7 Retention of and Access to Records; Cooperation.................71
         12.8 Name............................................................71
         12.9 Accounts Receivable Payment.....................................72
         12.10 Rebates........................................................72
         12.11 Access for Remediation.........................................72
         12.12 Exxon/Ancon Policies...........................................74
         12.13  Return of Excluded Manuals, Documents and other Media.........74
         12.14 Noncompetition.................................................74
         12.15 Enforcement of Secrecy Agreements with Non-hired Employees.....75

13.0 TERMINATION..............................................................75

         13.1 Termination of Agreement........................................75
         13.2 Return of Documents.............................................76
         13.3 Limitations on Remedies.........................................77

14.0 SCOPE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION....77

         14.1 Scope and Survival of Representations and Warranties............77
         14.2 Indemnification by Seller.......................................78
         14.3 Limitations on Seller's Obligation to Indemnify.................79
         14.4 Indemnification by Purchaser....................................80
         14.5 Limitations on Purchaser's Obligation to Indemnify..............81
         14.6 Environmental Indemnification...................................82
         14.7 Procedures for Indemnification..................................86

15.0 GENERAL..................................................................87

         15.1 Expenses........................................................87
         15.2 Waivers.........................................................88
         15.3 Binding Effect; Benefits........................................88
         15.4 Notices.........................................................88
         15.5 Bulk Transfers Laws.............................................89
         15.6 Like-Kind Exchange..............................................89
         15.7 Entire Agreement................................................90
         15.8 Counterparts....................................................90
         15.9 Headings........................................................90
         15.10 Construction...................................................91
         15.11 Exhibits and Schedules.........................................91
         15.12 Governing Law and Choice of Forum..............................91
         15.13 Cooperation....................................................91
         15.14 Severability...................................................92
         15.15 Reservations...................................................92
         15.16 Attorneys' Fees................................................92
         15.17 Successors and Assigns.........................................92

                         LIST OF SCHEDULES AND EXHIBITS

                                    SCHEDULES

Schedule 1.20(a)              --        Employees
Schedule 1.20(b)              --        Inactive Employees
Schedule 1.33                 --        Financial Statements
Schedule 1.40(a)              --        Certain Representatives of Seller
Schedule 1.40(b)              --        Certain Purchaser Representatives
Schedule 1.42                 --        Leases and Contracts
Schedule 1.51                 --        Permitted Encumbrances
Schedule 1.64                 --        Real Property Leased
Schedule 1.65(a)              --        Real Property Owned - Illinois
Schedule 1.65(b)              --        Real Property Owned - Pennsylvania
Schedule 2.1.3(a)             --        Equipment, Machinery and Other  Tangible
                                        Personal Property
Schedule 2.1.3(b)             --        Personal  Property  Not  Located  on the
                                        Real Property Owned
Schedule 2.1.9                --        Inventory   Not   Located  on  the  Real
                                        Property Owned
Schedule 2.1.11               --        Prepaid Expenses
Schedule 2.1.12               --        Excluded  Business  Application Computer
                                        Software
Schedule 2.1.13               --        Customer Confidentiality Agreements
Schedule 2.3.7                --        Excluded   Manuals,   Documentation  and
                                        Other Media
Schedule 2.3.13               --        Certain Excluded Assets
Schedule 3.3                  --        Allocation of Purchase Price
Schedule 3.4.2                --        Historical Working Capital Trends
Schedule 4.2                  --        Assumed Liabilities
Schedule 4.5.2                --        Sample Pension Calculation
Schedule 6.4                  --        Financial Statements
Schedule 6.5                  --        Certain Changes or Events
Schedule 6.6                  --        Variances  and  Permitted Non-Conforming
                                        Uses/Flood Plain
Schedule 6.7                  --        Permits
Schedule 6.8                  --        Compliance with Laws
Schedule 6.9                  --        Legal Proceedings
Schedule 6.11                 --        Labor Disputes
Schedule 6.12.1               --        ERISA   Plans   and  Payroll  Practices/
                                        Employee Arrangements
Schedule 6.15.8               --        Certain Contractors
Schedule 6.18                 --        Tax Matters
Schedule 6.19                 --        Inventory Matters
Schedule 6.20                 --        Y2k Non-Compliant Systems
Schedule 6.21                 --        Sufficiency,   Title  and  Condition  of
                                        Purchased Assets
Schedule 6.24                 --        Known Warranty Claims
Schedule 6.25                 --        Affiliate Transactions
Schedule 7.7                  --        Purchaser Knowledge Exceptions
Schedule 8.2.3                --        Incurrence of Material Obligations
Schedule 10.17                --        Freedom to Operate Opinions
Schedule 12.4                 --        Management Assistance by Seller

                                    EXHIBITS

Exhibit 1.18                  --        Confidentiality Agreement
Exhibit 3.4.1                 --        Form   of   Adjusted   Working   Capital
                                        Worksheet
Exhibit 5.2.1(a)              --        Special Warranty Deed - Illinois
Exhibit 5.2.1(b)              --        Special Warranty Deed - Pennsylvania
Exhibit 5.2.2                 --        Bill of Sale
Exhibit 5.2.3                 --        Assignment and Assumption Agreement
Exhibit 5.2.4(a)              --        Assignment  of  Trademarks   from  Exxon
                                        Corporation to Purchaser
Exhibit 5.2.4(b)              --        Assignment   of   Trademarks  from  Esso
                                        (Schweiz) to Purchaser
Exhibit 5.2.5                 --        Form of Technology License Agreement
Exhibit 5.2.7                 --        Form of Existing Inventory License
Exhibit 6.16(a)               --        Form   of  Proprietary  Information  and
                                        Invention Agreement
Exhibit 6.16(b)               --        Collective Bargaining Agreements

                            ASSET PURCHASE AGREEMENT


This Asset Purchase Agreement is entered into and is effective as of this 23rd day of April, 1999, by and between Tredegar Industries, Inc., a Virginia corporation ("Purchaser"), and Exxon Chemical Company, a division of Exxon Corporation, a New Jersey corporation ("Seller").

                                    RECITALS:

This Agreement (as hereinafter defined) sets forth the terms and conditions upon which Purchaser is purchasing the assets (other than Excluded Assets, as hereinafter defined) used in the conduct of the business of Seller's Business (as hereinafter defined), and Seller is selling to Purchaser such assets (other than Excluded Assets).

In  consideration  of the  mutual  agreements,  covenants,  representations  and
warranties   contained  herein,  and  in  reliance  thereon,   the  Parties  (as
hereinafter defined) hereby agree as follows:

In  consideration  of the  mutual  agreements,  covenants,  representations  and
warranties   contained  herein,  and  in  reliance  thereon,   the  Parties  (as
hereinafter defined) hereby agree as follows:

1.0      CERTAIN DEFINITIONS

As used herein, the following terms shall have the following meanings:

1.1 The term "Accounts Receivable" shall mean any trade accounts receivable, notes receivable, bid or performance deposits, employee advances, sales representative advances, and other miscellaneous receivables associated with the Business and existing on the Closing Date and which are reflected on the Adjusted Working Capital Worksheet, other than receivables from an Affiliate of Seller; provided, however, Accounts Receivables from foreign customers paid to an Affiliate of Seller shall be included in Accounts Receivables.

1.2 The term "Accrued Expenses" shall mean items which have not been paid or invoiced which entered into the determination of income on or before the Closing Date, which determination was made by consistently applying the accounting methods and principles used to determine accrued expenses as shown in Schedule 3.4.2, and which are reflected on the Adjusted Working Capital Worksheet.

1.3 The term "Adjusted Working Capital Worksheet" shall have the meaning given to it in Section 3.4.1.

1.4 The term "Affiliate" shall mean any company or other entity (i) in which the designated Party at the time in question owns or otherwise controls, directly or indirectly, fifty percent (50%) or more of the voting stock or other indicia of equity or (ii) which now or hereafter owns or controls fifty percent (50%) or more of the voting stock or other indicia of equity of the designated Party. For the purposes of this definition, stock or other indicia of equity owned or controlled by a Person shall be deemed to include all stock or other indicia of equity owned or controlled, directly or indirectly, by any other company or other legal entity of which such Person owns or controls, directly or indirectly, fifty percent (50%) or more of the voting stock or other indicia of equity. For purposes of this definition, under its present ownership structure, Telasto shall be deemed an Affiliate of Seller.

1.5      The term "Agreement" shall mean this Asset Purchase Agreement.

1.6 The term "Ancillary Agreements" shall mean, collectively, the real property conveyance described in Section 5.2.1, the personal property conveyance described in Section 5.2.2, the Assignment and Assumption Agreement described in Section 5.2.3, the Assignment of Trademarks agreements described in Section 5.2.4, the Existing Inventory License described in Section 5.2.7 and the Resin Supply Agreement described in
         Section 5.2.8.

1.7 The term "Assumed Contracts" shall mean the Leases and Contracts to be performed after the Closing Date and that are assumed by Purchaser pursuant to Section 2.1.4.

1.8      The  term  "Assumed  Liabilities" shall have the meaning given to it in
         Section 4.2.

1.9      The  term  "Books  and Records"  shall have the meaning  given to it in
         Section 6.10.

1.10 The term "BP" shall mean BP Chemicals PlasTec GmbH, incorporated under the laws of the Federal Republic of Germany.

1.11 The term "Business" shall mean the business of Seller's film group as presently conducted by Seller, including projects that are being developed but only as such projects exist as of Closing, at the Facilities, to manufacture and sell Film Product, as further delineated in Article 2.0.

1.12      The term "Closing"  shall mean the taking of the actions  described in
          Article 5.0 of this Agreement and "time of Closing" shall mean the time such actions are taken.

1.13 The term "Closing Date" shall mean 12:01 a.m., Eastern Time, May 17, 1999 or such other date and time as the Parties shall mutually agree.

1.14 The term "Closing Inventory" shall mean all Inventory relating to the Business owned by Seller and located at the Facilities, any leased facilities of Seller, and any such Inventory of Seller in transit (for which title has not transferred to a third party) on the Closing Date.

1.15      The  term  "COBRA  Coverage"  shall  have the  meaning  given to it in
          Section 6.12.3.

1.16 The term "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor thereto. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

1.17 The term "Confidential Information" shall have the meaning given to it in Section 12.1.

1.18 The term "Confidentiality Agreement" shall mean that Confidentiality Agreement between Seller and Purchaser attached hereto as Exhibit 1.18.

1.19 The term "DECG" shall mean Deutsche Exxon Chemical GmbH, incorporated under the laws of the Federal Republic of Germany.

1.20 The term "Employee" shall mean any individual employed by Seller on the Closing Date in the conduct of the Business and who is listed on
         Schedule 1.20(a) and any individual employed by Seller in the conduct of the Business who is on disability, family or other leave (whether contractual or statutory) from the Seller on the Closing Date as listed on Schedule 1.20(b) (both such Schedules being subject to change between the date hereof and the Closing Date). Schedule 1.20(a) and
         Schedule 1.20(b) set forth: (i) the employment date, job title, service credit, original hire date, location, hourly salaried-indicator, and form of employment agreement with Seller, if any, of each person set forth on such Schedules, and (ii) whether each such person is a full-time or part-time employee of the Business, and if part-time, the average number of hours per week for each such employee during 1998. The rate of pay of each individual listed on Schedule 1.20(a) or
         Schedule 1.20(b) has been delivered separately to Purchaser. For purposes of this Section 1.20, "part-time employee" means an employee who is employed for an average of fewer than twenty (20) hours per week. Between the date hereof and the Closing Date, Seller shall promptly notify Purchaser in writing at the end of every payroll period between the date hereof and the Closing Date of any changes to Schedule 1.20(a) and 1.20(b) and shall provide a final list at Closing.

1.21 The term "Encumbrance" shall mean any right to, or interest in, Real Property, which subsists in a third party and which constitutes a claim, lien, charge or liability attached to and binding upon the property, including, but not limited to, a mortgage, judgment lien, mechanic's lien, lease, security interest, option, right of first refusal, easement or right-of-way.

1.22 The term "Environmental Assessment" shall mean collectively those certain reports prepared for Seller by Radian International and entitled "Phase I Environmental Site Assessment, Pottsville Film Plant, Pottsville, Pennsylvania, Final Report, October 1998," "Phase I Environmental Site Assessment, Lake Zurich Film Plant, Lake Zurich, Illinois, Final Report, October 1998," "Phase II Investigation Lake Zurich Film Plant, Lake Zurich, Illinois, Final Report, February 1999" and "Groundwater Investigation, Pottsville Film Plant, Pottsville, Pennsylvania, Final Report, February 1999."

1.23 The term "Environmental Law" shall mean any currently effective federal, state or local statute, ordinance or promulgated rule or regulation, any judicial or administrative order or judgment (whether or not by consent), any duties imposed by common law and any provision or condition of any permit, license or other operating authorization relating to (i) the protection of (x) the environment or (y) the public or worker welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Regulated Substance or (ii) the manufacture, processing, distribution, use, treatment, labeling, storage, disposal, transport or handling of any Regulated Substance. Without limiting the generality of the foregoing, Environmental Law shall include the Comprehensive Environmental Response Compensation and Liability Act, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Endangered Species Act, the Occupational Safety and Health Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Surface Mining Control and Reclamation Act, the Emergency Planning and Community Right to Know Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Atomic Energy Act, the Coastal Zone Management Act, the National Environmental Policy Act, the Noise Control Act, and any similar federal, state or local statutes, ordinances, rules and regulations promulgated under such statutes or ordinances.

1.24 The term "Environmental Loss" shall mean the "Purchaser Environmental Loss" and/or the "Seller Environmental Loss," as the context requires.

1.25 The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.26 The term "ERISA Plans" shall mean any employee benefit plan as defined in Section 3(3) of ERISA.

1.27 The term "Excluded Assets" shall mean those assets which are not included in the sale contemplated hereby and as are further defined in
         Section 2.3.

1.28 The term "Existing Inventory License" shall mean that agreement attached hereto as Exhibit 5.2.7.

1.29 The term "Exxon/Ancon Policy(ies)" shall mean any and all property and/or liability insurance coverage policies issued to Exxon Corporation and/or its Affiliates, including without limitation, any property and/or liability insurance coverage policies issued to Exxon Corporation and/or its Affiliates by Ancon Insurance Company, Inc., a Vermont corporation, or its predecessor companies, or issued by a locally admitted insurer and reinsured by Ancon Insurance Company, Inc., or its predecessor companies.

1.30 The term "Exxon Chemical" shall mean Exxon Chemical Company, a division of Exxon Corporation.

1.31 The term "Facilities" shall mean Seller's plants and properties at Lake Zurich, Illinois and Pottsville, Pennsylvania used in the Business, and specifically excludes the offices at Buffalo Grove, Illinois.

1.32 The term "Film Product" shall mean the film products manufactured at the Facilities.

1.33 The term "Financial Statements" shall mean the unaudited balance sheets of the Business as of December 31, 1997 and 1998, the Pro Forma Unaudited Balance Sheets as of December 31, 1997 and 1998, and the unaudited statements of operating income and the unaudited statements of operating cash flow ("EBITDA") of the Business for the years ended December 31, 1996, 1997 and 1998 and the last twelve months ended February 28, 1999, all of which are attached hereto as Schedule 1.33.

1.34 The term "Finished Inventory" shall mean that part of the inventory of the Business owned by Seller processed for sale to customers meeting Seller's applicable sales specifications, located at the Facilities, any facilities leased by Seller, or any such Inventory of Seller in transit (for which title has not been transferred to a third party) on the Closing Date.

1.35 The term "GAAP" shall mean generally accepted accounting principles, as in effect in the United States on the date hereof.

1.36     The  term  "HSR  Act"  shall  mean  the   Hart-Scott-Rodino   Antitrust
         Improvements Act of 1976, as amended, 15 U.S.C. Sec. 18a, and the rules promulgated thereunder.

1.37     The term "Indemnified  Liabilities"  shall mean,  collectively,  Seller
         General  Liabilities,   Seller  Environmental  Liabilities,   Purchaser
         General Liabilities and Purchaser Environmental Liabilities.

1.38 The term "Indemnified Party" shall mean either a Seller Indemnified Party or a Purchaser Indemnified Party, as the context so requires.

1.39 The term "Inventory" shall mean, collectively, the Finished Inventory, Work-In- Process, Rework Material, Supplies Inventory, Raw Materials, and Scrap Material and which is reflected on the Adjusted Working Capital Worksheet.

1.40 The term "Knowledge" shall mean the actual knowledge after reasonable inquiry of a particular fact by (i) in the case of Seller, any of the persons listed in Schedule 1.40(a) (key management of the Business), subject, however, to the specific section limitations, if any, set forth in that Schedule for a particular person and (ii) in the case of Purchaser, any of the persons listed in Schedule 1.40(b), subject, however, to the specific section limitations, if any, set forth in that Schedule for a particular person.

1.41 The term "Lake Zurich Facility" shall mean Seller's plant and property located at 351 North Oakwood Road, Lake Zurich, Illinois 60047-1562.

1.42 The term "Leases and Contracts" shall mean all written and oral executory contracts, leases of machinery, equipment and other personal property, sales orders, purchase orders, service contracts, consulting contracts, options, guarantees, commitments, instruments and other agreements in effect as of the Closing Date relating solely and exclusively to the Business, but shall not include any Excluded Assets.
         Schedule 1.42 sets forth all Leases and Contracts, other than those that by their terms expire prior to the Closing Date, that involve aggregate financial commitments by Seller, or by a third party to Seller, of more than Seventy-Five Thousand Dollars ($75,000) per year (except for Film Product sale or Raw Materials purchase commitments from a single order unless such order involves a financial commitment of more than Seventy-Five Thousand Dollars ($75,000) or unless the aggregate orders from a single customer or supplier exceeded Two Hundred Fifty Thousand Dollars ($250,000) in 1998) by parties, date, term, amount of payment made for the period January 1, 1998 to December 31, 1998, type of good, service obligation or commitment, and any covenant or other restriction preventing or limiting Seller's right to assign its rights thereunder.

1.43 The term "Losses" shall mean all losses, costs, claims, liabilities, fines, penalties, judgments, awards, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses), in any such case whether or not involving a third-party claim, including, without limitation, all payments made or damages paid to third parties, the amount of any write-offs where such equipment has been disposed of or scrapped or write-downs in accordance with GAAP and the costs of acquiring replacement properties, commercially reasonable or court awarded
         payments  to  vendors  and  other   parties   under   contracts  or  to
         governmental authorities and expenses arising from mitigation of damages, but after taking into account the net benefits of any insurance proceeds received by the Person incurring the Losses. However, except as specified in the preceding sentence, "Losses" shall not include any consequential or incidental damages or lost profits, and the parties hereto waive any right to make a claim pursuant to this Agreement based on a contrary position. To the extent that any particular Loss falls within more than one category within this definition, no amount of such Loss may also be recovered under another category within this definition.

1.44     [RESERVED]

1.45     The term "Material" or "Materially" shall mean, within the context of a
         Section in which it is used, an impact of One Hundred Thousand Dollars ($100,000) or more in the aggregate for all of such Section, as applicable.

1.46 The term "Party" shall mean either Seller or Purchaser, individually, as the context so requires, and the term "Parties" shall mean Seller and Purchaser together.

1.47 The term "Payables" shall mean any of the accounts payable associated with the Business on the Closing Date, other than to an Affiliate of Seller, and which are reflected on the Adjusted Working Capital Worksheet.

1.48 The term "Pro Forma Unaudited Balance Sheets" shall mean the unaudited balance sheets of the Business as of December 31, 1997 and 1998, restated to reflect any adjustments required under this Agreement, attached hereto as part of Schedule 1.33.

1.49 The term "Payroll Practices/Employee Arrangements" shall have the meaning given to it in Section 6.12.1.

1.50     The term "Permits" shall have the meaning given to it in Section 6.7.

1.51 The term "Permitted Encumbrances" shall mean those Encumbrances as specifically set forth on Schedule 1.51 hereto.

1.52 The term "Person" shall mean any individual, corporation, company, limited or general partnership, trust or estate, joint venture, association or other entity.

1.53 The term "Pottsville Facility" shall mean Seller's plant and property located at Maple Avenue, Mar-lin, Pennsylvania 17951-0160.

1.54 The term "Prepaid Expenses" shall mean payments made by Seller for items which will enter into the determination of income after the Closing Date and which are reflected on the Adjusted Working Capital Worksheet to the extent the benefits of such payments are transferable to Purchaser.

1.55 The term "Purchase Price" shall have the meaning given to it in Section 3.1.1.

1.56     The term  "Purchased  Assets"  shall  have the  meaning  given to it in
         Section 2.1.

1.57 The term "Purchaser" shall have the meaning given to it in the preamble of this Agreement.

1.58 The term "Purchaser Environmental Liabilities" shall have the meaning given to it in Section 14.6.3.

1.59 The term "Purchaser Environmental Loss" shall have the meaning given to it in Section 14.6.1.

1.60 The term "Purchaser General Liabilities" shall have the meaning given to it in Section 14.4.

1.61 The term "Purchaser Indemnified Party" shall have the meaning given to it in Section 14.2.

1.62 The term "Raw Materials" shall mean any material that could be incorporated into Film Product during the manufacturing, finishing and packaging process, excluding Rework Material or Scrap Material.

1.63 The term "Real Property" shall mean the Real Property Leased and the Real Property Owned, collectively.

1.64 The term "Real Property Leased" shall mean the real property leased by Seller in connection with the Business, which will be transferred to the Purchaser, as more fully described in Schedule 1.64 hereto.

1.65 The term "Real Property Owned" shall mean the real property owned by Seller in Lake Zurich, Illinois and Pottsville, Pennsylvania, and used in connection with the Business as more fully described in Schedule 1.65(a) and Schedule 1.65(b) hereto.

1.66 The term "Regulated Substance" shall mean any substance which is identified and regulated (or the clean-up of which can be required) by any Environmental Law. Without limiting the generality of the foregoing, Regulated Substances shall include (i) "hazardous wastes," "hazardous substances," "toxic substances," "pollutants," "contaminants" or other similar identified designations in, or otherwise subject to regulation under, any Environmental Law; (ii) petroleum, refined petroleum products and any such substances in their virgin, used or waste state; and (iii) any substance in Subpart Z of the regulations promulgated under the Occupational Safety and Health Act, as amended.

1.67 The term "Retained Liabilities" shall mean all liabilities and obligations of Seller, whether such liabilities and obligations relate to payment, performance or otherwise, arise before or after the Closing, are matured or unmatured, are known or unknown, are contingent or non-contingent, are fixed or undetermined, or are present, future or otherwise, other than the Assumed Liabilities. All of the Retained
         Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller. Notwithstanding anything to the contrary contained herein, and without limiting the foregoing, the following liabilities and obligations of Seller shall be considered Retained Liabilities for the purposes of this Agreement:

         (i) any liability of, or claim against, Purchaser relating to the Business to the extent it arises from events occurring prior to the Closing Date of any kind, other than the Assumed
                  Liabilities or those liabilities and claims as to which Purchaser has agreed to indemnify Seller under Article 14.0 hereof;

         (ii) any liability or obligation under any Assumed Contract which arises after the Closing Date to the extent it arises out of or relates to any breach by Seller that occurred before the Closing Date;

         (iii) any liability or obligation for (A) Seller's Taxes arising as a result of Seller's operation of its business or ownership of the Purchased Assets before the Closing Date except as included in the Accrued Expenses, and (B) deferred Taxes of Seller of any nature;

         (iv) any liability for vacation entitlement earned for 1998 and prior years for any Employee who becomes a Hired Employee;

         (v) any liability or obligation arising out of any legal proceeding pending as of the Closing Date, whether or not set forth in Schedule 6.8 or 6.9, or any legal proceeding commenced after the Closing Date to the extent it arises out of, or relates to, any occurrence or event happening before the Closing Date;

         (vi) Wauconda Sand and Gravel Federal Superfund site in Wauconda, Illinois, except to the extent Purchaser has placed or places anything at said site; and

         (vii) any liability or obligation of Seller based upon Seller's acts or omissions occurring after the Closing Date, except as relates to the liabilities and obligations that Purchaser has expressly agreed to assume under the Transaction Documents.

1.68 The term "Rework Material" shall mean off-specification material located at the Facilities not meeting the definition of Finished Inventory but which has been or is designated for reprocessing through the erema or similar outside process, and which, based on a technical assessment agreed to by the Parties, may be blended into Finished Inventory or sold at a discounted selling price.

1.69 The term "Scrap Material" shall mean off-specification material located at the Facilities which does not meet the definition of Rework Material.

1.70 The term "Seller" shall have the meaning given to it in the preamble of this Agreement.

1.71 The term "Seller Environmental Liabilities" shall have the meaning given to it in Section 14.6.1.

1.72 The term "Seller Environmental Loss" shall have the meaning given to it in Section 14.6.3.

1.73 The term "Seller General Liabilities" shall have the meaning given to it in Section 14.2.

1.74 The term "Seller Indemnified Party" shall have the meaning given to it in Section 14.4.

1.75 The term "Seller's Proprietary Information" shall mean (i) Knowledge about and/or documents containing operating, financial and technical information relating to commercial activities, business ventures or investments or extensions of existing Business activities into new areas or plans to divest or disengage existing Business activities and assessments of Seller's competitive position with the Business to the extent such knowledge or documents relate to activities of Seller other than the Business; provided, however, Seller shall disclose to Buyer the portion of such Knowledge or documents as relates solely to the Business, (ii) commercial data or technical information in any way related to any of Seller's operations or businesses other than the Business; (iii) records relating to Seller's evaluation of the purchase and sale of the Business and the Purchased Assets; (iv) position papers on public issues which are approved for internal use only and strategies relating to external communication of policies together with information and research reports, software, training materials and operating manuals not specifically prepared for the conduct of the Business by Seller, and (v) any information or documents related to the Business that is subject to a third party confidentiality agreement and the Seller cannot get the consent of such third party to release such information or document to Purchaser.

1.76 The term "Supplies Inventory" shall mean product packaging material (pallets, cores, overwrap film, etc.) and miscellaneous maintenance materials, excluding capital spares.

1.77     The term  "Surveys"  shall  have  the  meaning  given to it in  Section
         8.1.14.

1.78 The term "Targeted Working Capital" shall have the meaning given to it in Section 3.1.1.

1.79 The term "Taxes" shall mean all taxes, duties, charges, fees, levies or other assessment imposed by any taxing authority, including, without limitation, income, gross receipts, value-added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment).

1.80 The term "Technology License Agreement" shall mean those intellectual property transfer and license agreements pursuant to which certain intellectual property assets are made available to the Purchaser in accordance with the agreement attached hereto as Exhibit 5.2.5.

1.81 The term "Telasto" shall mean Telasto Folien GmbH, a German joint venture between Deutsche Exxon Chemical GmbH and BP Chemicals PlasTec GmbH, more fully described in that certain Joint Venture Agreement dated September 27, 1994 between DECG and BP.

1.82     The term  "Title  Commitments"  shall have the  meaning  given to it in
         Section 8.1.13.

1.83 The term "Tonen Affiliate" shall mean Tonen Corporation and any company or other entity (i) in which Tonen Corporation at the time in question owns or otherwise controls, directly or indirectly, one hundred percent (100%) of the voting stock or other indicia of equity or (ii) which now or hereafter owns or controls one hundred percent (100%) of the voting stock or other indicia of equity of Tonen Corporation. For the purposes of this definition, stock or other indicia of equity owned or controlled by a Person shall be deemed to include all stock or other indicia of equity owned or controlled, directly or indirectly, by any other company or other legal entity of which such Person owns or controls, directly or indirectly, one hundred percent (100%) of the voting stock or other indicia of equity.

1.84 The term "Trademark Agreements" shall mean that Assignment of Trademarks from Exxon Corporation to Purchaser attached hereto as
         Exhibit 5.2.4(a) and that Assignment of Trademarks from Esso (Schweiz) to Purchaser attached hereto as Exhibit 5.2.4(b).

1.85 The term "Transaction Documents" shall mean this Agreement, the schedules and exhibits attached hereto, the Ancillary Agreements, and the other documents and certificates delivered pursuant to this Agreement, but shall not include the Technology License Agreement.

1.86 The term "Work-in-Process" shall mean partially completed Film Product, including intermediates, not yet ready for sale.

1.87     The  term  "Working  Capital"  shall  have the  meaning  given to it in
         Section 3.4.2.

2.0      TRANSFER OF ASSETS AND PROPERTIES

2.1      Purchased Assets.

         Subject to the terms and conditions of this Agreement, Seller shall, or cause its Affiliates to, sell, convey, assign, transfer and deliver to Purchaser, free and clear of all Encumbrances whatsoever (other than Permitted Encumbrances) and Purchaser shall purchase from Seller, the Business as a going concern and all the assets, properties and rights owned or leased by Seller used, or held for use, exclusively in the Business and all assets owned or leased by Seller and located on the Real Property (the "Purchased Assets") as the same shall exist at the Closing Date (other than the Excluded Assets), including, without limitation, the following:

         2.1.1    Real Property Owned.

                  The Real Property Owned, together with (i) all rights, privileges, easements, licenses, hereditaments and other appurtenances relating thereto and (ii)all right, title and interest of Seller in and to the buildings, structures, improvements, paved parking areas and fixtures located on such real estate;

         2.1.2    Real Property Leased.

                  All of Seller's interest, as lessee, in the Real Property Leased as set out on Schedule 1.64;

         2.1.3    Equipment, Machinery and Other Tangible  Personal Property.

                  All machinery, equipment, tools, tooling, dies, molds, spare parts, leasehold improvements, trucks, automobiles, supplies, office furniture and office equipment, laboratory equipment, and computing and telecommunications equipment, together with all other items of personal property located on the Real Property Owned which are owned by Seller and used exclusively in the performance of the Business including, without limitation, those items described in
                  Schedule 2.1.3(a) hereto, and those items of personal property not located on the Real Property Owned which are owned or leased by Seller and used exclusively in the performance of the Business, including, without limitation, those items described in Schedule 2.1.3(b) hereto, except for, in each case, Inventory or other personal property specifically subject to another subsection of Section 2.1 or Section 2.3, or that are disposed of in the ordinary course of the Business between the date of this Agreement and the Closing Date; provided that Seller may revise or supplement Schedule
                  2.1.3(a) or Schedule 2.1.3(b) at any time on or before the time of Closing; and provided, further, that no such revision or supplement shall change such Schedule so as to reflect any information which in the aggregate is Materially adverse to the Purchaser. Schedule 2.1.3(a) will be prepared as of December 31, 1998, together with a list of projects which may result in additions or deletions to such Schedule 2.1.3(a);

         2.1.4    Contracts Relating to the Business.

                  Subject to any consent requirements and, except where Seller has indicated on Schedule 1.42 or Schedule 6.15.8, it will not be assigned, all of the interest of Seller in the Leases and Contracts. Seller and Purchaser agree to use commercially reasonable efforts (without any requirement on the part of Seller or Purchaser to pay any money or agree to any change in the terms of any such lease or contract) to obtain the consent of any third party thereto to the assignment of any such Lease or Contract to Purchaser in all cases in which such consent is or may be required for such assignment. Subject to Section
                  10.9 hereof, if any such consent shall not be obtained, Seller agrees to cooperate with Purchaser in any commercially reasonable arrangement designed to provide to Purchaser the benefits intended to be assigned to Purchaser under the relevant Lease or Contract, including enforcement at the cost and for the account of Purchaser of any and all rights of Seller against the third party thereto arising out of the breach or cancellation thereof by such third party. If and to the extent that such arrangement cannot be made,

                  Purchaser, upon notice to Seller, shall have no obligation pursuant to Section 3.1.2 or otherwise with respect to any such Lease or Contract and any such Lease or Contract shall not be deemed to be an Assumed Contract or Purchased Asset hereunder;

         2.1.5    Customer  Lists,  Sales  and Marketing Materials, and Business
     `            Plans.

                  All customer lists, sales data, catalogs, brochures, suppliers' names, mailing lists, art work, the environmental reports referenced in clause (iv) of Section 6.26, photographs and advertising material which are used exclusively in the Business, whether in electronic form or otherwise, and documents containing operating, technical (to the extent not covered by the Technology License Agreement), and financial information relating exclusively to commercial activities of the Business, ventures, investments or extensions of existing Business activities and assessments of Seller's competitive position with the Business, unless subject to a third party confidentiality agreement as to which Seller cannot obtain a consent from such third party to release such information to Purchaser;

         2.1.6    Permits; Licenses.

                  Subject to Section 2.3.13, all of Seller's interest in governmental permits, licenses, registrations, certificates, consents, orders and approvals applicable to and used in the conduct of the Business to the extent such permits, licenses, registrations, certificates, consents, orders and approvals are transferable to Purchaser, and all waivers or variances, if any, of any requirements pertaining to such licenses, permits, registrations, certificates, consents, orders and approvals to the extent such waivers or variances are transferable to Purchaser;

         2.1.7    Property, Personnel and Accounting Records.

                  Subject to Section 2.3 and Section 12.7, all other records of Seller relating exclusively to the Business, including property records and copies of personnel records of Employees who become employees of Purchaser;

         2.1.8    Goodwill.

                  All right, title and interest of Seller in and to the goodwill incident to the Business;

         2.1.9    Inventory.

                  All Inventory relating to the Business existing at the Closing Date, including such Inventory not located on the Real Property Owned which is described in Schedule 2.1.9 hereto;

         2.1.10   Accounts Receivable.

                  All Accounts Receivable relating to the Business existing at the Closing Date;

         2.1.11   Prepaid Expenses.

                  All Prepaid Expenses, other than prepaid insurance premiums, of, or for the benefit of, the Business, including those described in Schedule 2.1.11;

         2.1.12   Business Application Computer Software.

                  All copies at the Facilities of business application software, owned or licensed by Seller that are used specifically in the Business at the Facilities or residing on the computers listed on Schedule 2.1.3(b) prior to the Closing Date for: (a) general business applications such as accounting, word processing, graphics, and spreadsheet analysis; or (b) specific business applications unique to the Business such as Film Product marketing and shipping software; and (c) operating systems, security software, and/or programming software used in connection with the business application software within this Section 2.1.12(a) or Section 2.1.12(b). Business application software excluded from this Section
                  2.1.12 is listed on Schedule 2.1.12;

         2.1.13   Customer Confidentiality Agreements.

                  Subject to any consent requirements, all of the interest of Seller in the Customer Confidentiality Agreements listed on
                  Schedule 2.1.13. Seller and Purchaser agree to use commercially reasonable efforts (without any requirement on the part of Seller or Purchaser to pay any money or agree to any change in the terms of such agreement) to obtain the consent of any third party thereto to the assignment of any such confidentiality agreement to Purchaser in all cases in which such consent is or may be required;

         2.1.14   Other Intangible Assets.

                  Subject to  Section  2.3 and  except as  otherwise  covered in
                  Section 2.2, all other assets (including all causes of action, rights of action, contract rights and warranty and product liability claims against third parties not in litigation as of the Closing Date) relating solely and exclusively to the Business and not contained within the categories described above.

2.2      Intellectual Property.

         Subject to Section 2.3.3 and 2.3.7, the intellectual property made available to the Purchaser, including but not limited to, all technical information and data, patents, patent applications, computer software covered by the Technology License Agreement, copyrights and trademarks, including all covenants, representations, warranties and all other obligations relating thereto, are governed solely by the provisions contained in the Technology License Agreement and the Trademark Agreements and shall not be considered a Purchased Asset under the terms of this Agreement.

2.3      Excluded Assets.

         The following assets (collectively, the "Excluded Assets") shall be excluded from this Agreement, and shall not be assigned or transferred to Purchaser:

         2.3.1 To the extent not reflected on the Adjusted Working Capital Worksheet as a Prepaid Expense, any insurance policies maintained by Seller with respect to the Business, unless otherwise specifically assigned to Purchaser;

         2.3.2 All accounts receivable from Affiliates of Seller, including deferred intercompany items, existing on the Closing Date whether or not then due and other receivables not reflected on the Adjusted Working Capital Worksheet;

         2.3.3 Any right, title or interest in the names "Exxon Corporation" and "Exxon Chemical Company" or any variants thereof containing the name "Exxon" or the double "xx" in any of the related logos, trademarks, trade names or service marks incorporating such names or any variant thereof which are used by the Business, except as otherwise specifically assigned or transferred to Purchaser by Seller in the Trademark Agreements;

         2.3.4 Cash and cash equivalents or similar type investments, such as certificates of deposit, treasury bills and other marketable securities, and bank accounts, but excluding any bid or performance deposits included in the definition of Accounts Receivable;

         2.3.5 All Leases and Contracts that are not Assumed Contracts pursuant to Section 2.1.4 and consulting contract not to be assumed;

         2.3.6    The consideration paid to Seller pursuant to this Agreement;

         2.3.7 Seller's Proprietary Information and any other proprietary manuals, documentation and other media belonging to, or issued by, Exxon Corporation or one or more of its Affiliates, including, but not limited to, SMC Basic Standards, Exxon Accounting Manual, SMC Computing and Telecommunicating Standards, Exxon Research and Engineering Design Standards, Safety Management Practices/Environmental Management Practices documentation, and Operations Integrity Management Practices, or any other procedures to the extent such proprietary information was not developed for or used exclusively in the Business; provided, that the foregoing shall not affect in any way Purchaser's operation of the Business after the Closing, which shall be conducted in such manner as determined in the sole discretion of Purchaser. Any excluded proprietary manuals, documentation and other media other than as mentioned in this Section and physically located on the Real Property Owned is listed on Schedule 2.3.7;

         2.3.8 Assets constituting any pension funds or segregated funds for the benefit of Employees, e.g., thrift and 401(k) plans, and any claims for insurance or any other funding vehicle for employee benefit plans;

         2.3.9 Medical records of Employees other than records that are part of mandated industrial hygiene programs of the Business, unless the Employee otherwise consents in writing to copies of such records being given to Purchaser;

         2.3.10   Corporate minute books and stock books;

         2.3.11 Any claims and rights against third parties (including, without limitation, insurance carriers), to the extent they relate to liabilities or obligations which are not assumed by Purchaser hereunder (except to the extent Purchaser shall have incurred costs and expenses with respect to such claims and rights);

         2.3.12 Claims for refunds of Taxes and other governmental charges to the extent such refunds relate to periods ending prior to the Closing Date;

         2.3.13 The assets described or referred to in Schedule 2.3.13, Certain Excluded Assets;

         2.3.14 Any and all Exxon/Ancon Policies, which policies shall be deemed terminated, commuted and canceled ab initio;

         2.3.15 Any and all capital to fund after the Closing Date projects under development as of the Closing Date; and

         2.3.16 Except as otherwise provided herein, all assets of Seller not associated exclusively with the Business.

3.0      CONSIDERATION AND TERMS

3.1      Consideration for Purchased Assets.

         3.1.1 Subject to any adjustments pursuant to Section 3.4 the aggregate monetary consideration to be paid by Purchaser to Seller for the Purchased Assets (the "Purchase Price") shall consist of a cash payment in the amount of (i) One Hundred Seventy-Seven Million Two Hundred Thousand Dollars($177,200,000) plus (ii) the dollar amount of the Targeted Working Capital in the amount of Twenty-Two Million Eight Hundred Thousand Dollars($22,800,000) (the "Targeted Working Capital") subject to the terms, conditions and adjustments set forth in Section 3.4 less (iii) the amount determined pursuant to Section 4.5.4 and plus (iv) the amount determined pursuant to Section 3.7.

         3.1.2    Purchaser also shall assume the Assumed Liabilities.

3.2      Payment of Consideration.

         Subject to the terms and conditions of this Agreement:

         3.2.1 At the Closing, or as otherwise agreed, Purchaser shall deliver to Seller by wire transfer the aggregate amount due under Section 3.1.1, subject to any adjustment pursuant to
                  Section 3.4.

         3.2.2 Any wire transfer of funds by Purchaser shall be in immediately available funds and shall be sent to Seller's bank account as follows, or to such other bank within the continental United States as Seller may have designated by at least three (3) days notice to Purchaser:

                           Mellon Bank, N.A.
                           Pittsburgh, Pennsylvania
                           Federal Routing No. 043000261
                           For Credit to Exxon Chemical Company
                           Houston, Texas
                           Account No. 198-5825

3.3      Allocation of Purchase Price.

         The Parties agree that the fair market values of the Purchased Assets will be reflected in Schedule 3.3. Subject to any adjustments pursuant to Section 3.4, the Parties further agree that the Purchase Price (plus that portion of the amount of assumed liabilities constituting part of the amount realized by Seller for federal income tax purposes) shall be allocated based upon the fair market values of the Purchased Assets as reflected in Schedule 3.3, which allocation conforms with the requirements of Section 1060 of the Code and temporary regulations thereunder. Purchaser, at its sole cost and expense, may conduct appraisals of the Purchased Assets, which, subject to the Parties' agreement, will be used to determine the values reflected in Schedule
         3.3. Each Party agrees not to assert, in connection with any tax return, filing, report or similar filing, tax audit or similar proceeding, any allocation of the Purchase Price (plus that portion of such amount of the assumed liabilities)that differs from Schedule 3.3, as adjusted as necessary to reflect any adjustment pursuant to Section 3.4.

3.4      Certain Price Adjustments.

         3.4.1 On or as soon as practicable following the Closing Date, but not later than sixty (60) days thereafter, the Parties shall jointly determine the actual amount of the Working Capital as of the Closing Date and shall execute a certificate(the "Adjusted Working Capital Worksheet") in the form of Exhibit
                  3.4.1 hereto setting forth the final dollar amount of the Working Capital. If the dollar amount of the Working Capital as reflected on the Adjusted Working Capital Worksheet exceeds Targeted Working Capital by more than $250,000, then the Purchaser shall pay in cash to Seller the full amount of such excess over Targeted Working Capital. If the dollar amount of the Working Capital as reflected on the Adjusted Working Capital Worksheet is below Targeted Working Capital by more than $250,000, then Seller shall pay in cash to Purchaser the full amount of such deficit from Targeted Working Capital.

         3.4.2 For purposes of this Agreement, "Working Capital" shall be determined as of the Closing Date using, on a consistent basis, the accounts, accounting methods and principles used in the preparation of Schedule 3.4.2, including the aggregate dollar value represented by (i) the aggregate book value of the Accounts Receivable (net of a "bad debt" allowance of One Hundred Eighty Thousand Dollars $180,000 and exclusive of any Accounts Receivable from any Affiliate of Seller), (ii) the value of the inventory on the Closing Date determined by consistently applying the accounting methods and principles used to value inventory in Schedule 3.4.2 and (iii) any Prepaid Expenses, less(x) Payables exclusive of any Payables due to any Affiliate of Seller and (y)Accrued Expenses. In order for the Parties to complete the Adjusted Working Capital Worksheet, the Parties shall, immediately prior to the Closing Date, jointly determine, based on a physical inventory (taken by Seller and observed by Purchaser), the quantity and category, but not the dollar value, of the Closing Inventory. Notwithstanding the foregoing, Working Capital for purposes of this Section 3.4.2 shall exclude any payments made on equipment and liabilities related to the FemCare project for Procter & Gamble.

         3.4.3 In the event the Parties fail to reach written agreement, within sixty (60) days after the Closing Date, with respect to the determination of the amount of the Working Capital as of the Closing Date, then the Parties shall (i) retain as arbitrator Ernst & Young, LLP or, failing their agreement to act as arbitrator, such other independent accounting firm as may be mutually agreed upon by the Parties to review such matters as to which written agreement has not been reached and
                  (ii) request such arbitrator to act as promptly as practicable, but no later than thirty (30) days to resolve the matters in dispute in accordance with this Agreement. Upon resolution by such arbitrator to its satisfaction of all such disputed matters, such arbitrator shall cause to be prepared and shall deliver to the Parties a certificate in the form of
                  Exhibit 3.4.1 hereto. The decision of such arbitrator shall be final, non- appealable and binding on Seller and Purchaser, and the fees and expenses, if any, of such arbitrator shall be paid one-half by Purchaser and one-half by Seller.

         3.4.4 Any payments to be made under Section 3.4.1 shall be made within five (5) days after final determination of the amount of the Working Capital as of the Closing Date. Any amounts so paid on or within sixty-five (65) days after the Closing Date shall be made without interest thereon. Any amounts so paid thereafter shall be made with interest thereon at seven percent (7%) per annum from the Closing Date to the date such payment is made.

3.5      Certain Taxes.

         Any real estate and personal property Taxes payable in arrears with respect to the Purchased Assets or the Business applicable to periods prior to the Closing Date that are not known as of the Closing Date shall be estimated based upon such Taxes for the previous period for purposes of determining Working Capital as of the Closing Date, with a subsequent cash settlement to be made between Purchaser and Seller, if necessary, to correct such estimate when the actual amount of Taxes for such period is available. Except as provided in this Section 3.5 or otherwise in this Agreement, Purchaser and Seller shall each pay 50% of all transfer taxes and fees

         (excluding Taxes based on or measured by income) which are or may be imposed by any government or political subdivision thereof and which are payable or arise as a result of this Agreement, or any transfer pursuant to this Agreement, any Ancillary Agreements or any other agreements described herein to which Purchaser or Seller is a party, notwithstanding the Party upon which such Taxes are actually imposed. The Parties shall cooperate to minimize the amount of any such Taxes, including (without limitation) furnishing to Seller properly completed exemption certificates for any Taxes from which Purchaser claims to be exempt.

3.6      Product Returns and Credits.

         Any credit memos that are (i) known but unprocessed as of the Closing Date, (ii) processed within 60 days following the Closing Date, and
         (iii) accepted returns of Film Product, in each case for product manufactured prior to the Closing Date, shall be reflected in the Working Capital as of the Closing Date. No adjustment shall be made for Film Product returns after the date that is 60 days after the Closing Date.

3.7      FemCare Reimbursement.

         Purchaser shall reimburse Seller for all costs incurred by Seller subsequent to April 15, 1999, for production equipment purchased by Seller in order to execute the FemCare project for Proctor & Gamble, as set out on Schedule 6.5. Seller shall notify Purchaser in writing of any such costs prior to incurring such costs.

4.0      ASSUMPTION OF LIABILITIES; EMPLOYEE MATTERS

4.1      General Limitation on Assumption of Liabilities.

         Except for Permitted Encumbrances and as otherwise provided in Sections 4.2, 4.3, 4.4 and 4.5 and Article 14.0 below, Seller shall transfer the Purchased Assets to Purchaser free and clear of all Encumbrances, and without any assumption of liabilities and obligations, and Purchaser shall not, by virtue of its purchase of the Purchased Assets, assume or become responsible for any liabilities or obligations of Seller.

4.2      Assumed Liabilities and Obligations.

         As of the Closing Date, Purchaser (i) shall acquire the Purchased Assets subject only to, and (ii) shall undertake, assume, perform and otherwise pay, satisfy and discharge, and hold Seller harmless from, only (x) the liabilities and obligations set forth on Schedule 4.2 and
         (y) the  liabilities  and  obligations  of  Purchaser  provided  for in
         Article 14.0 hereof (collectively, the "Assumed Liabilities").

4.3      Offer of Employment.

         Except as set out in this Section 4.3, Purchaser shall offer employment as of the Closing Date to substantially all Employees listed on
         Schedule 1.20(a) (except as set forth herein) at substantially similar jobs, at substantially the same salaries or wages, as were paid by Seller immediately prior to the Closing Date; provided, however, that with respect to any hourly Employee at the Pottsville, Pennsylvania Facility, Purchaser shall be entitled to offer employment to such Employee under Purchaser's terms and conditions of employment (including benefit plans). If Purchaser does not intend to offer employment to an Employee listed on Schedule 1.20(a) or Schedule 1.20(b), it shall so advise Seller in writing as soon as practicable after execution of this Agreement, but in no event later than ten (10) days after such execution. Each Employee on Schedule 1.20(a) or
         Schedule 1.20(b) who accepts an offer of employment and subsequently becomes an actively at-work employee of Purchaser is hereinafter referred to as a "Hired Employee." Seller shall use its best efforts to retain all Employees to be hired by Purchaser in their current positions up to the Closing Date, at substantially the same salary, except that Seller may terminate any employee for cause or poor performance consistent with Seller's existing employment practices. Purchaser shall keep on its payroll at substantially the same salary all such Hired Employees for at least one (1) year after the Closing Date, except for (i) those Hired Employees who may be terminated (A) for cause, or (B) as a result of a force majeure or the loss of a major customer that significantly adversely affects the economic viability of the facility at which such Hired Employee is located, (ii) those Hired Employees who elect to retire or otherwise voluntarily terminate employment with Purchaser, and (iii) those Hired Employees at the Pottsville, Pennsylvania Facility that are replaced in the event of a work stoppage or strike. Except as set out in this Section 4.3, Purchaser shall offer employment to each inactive Employee listed on Schedule 1.20(b) who applies for employment with Purchaser at the earliest of: (i) the date the Employee is released to return to work, in the case of a disability-type leave,
         (ii) the Employee's expected return to work date as shown in Schedule 1.20(b), or (iii) 180 days from the Closing Date. Within ten (10) days after Closing, Purchaser shall notify all Employees listed on Schedule 1.20(b) of the condition under which such Employees will be offered jobs. Purchaser may, consistent with applicable law, condition such employment on each such individual passing a medical examination as required by Purchaser. Seller shall assign, and Purchaser shall accept such assignment of, all written contracts of employment (other than any collective bargaining agreement) between Seller and the Employees employed by Purchaser, to the extent such contracts are legally assignable.

4.4      Vacation Liability.

         Purchaser shall assume liability as of the Closing Date for the vacation entitlement of each Hired Employee earned for 1999, and after the Closing Date, shall pay each Hired Employee's salary and wages during their vacation entitlement from Purchaser when taken. If a Hired Employee's employment with Purchaser is terminated during 1999 with
         vacation  entitlements  remaining,   Purchaser  shall  pay  such  Hired
         Employee a lump sum in cash equal to such remaining vacation entitlement. If Seller is required by any collective bargaining agreement to pay cash to any Hired Employee in lieu of 1999 vacation, Purchaser shall reimburse Seller for the amounts so paid.

4.5      Other Employee Benefits.

         4.5.1 Seller agrees that, with respect to claims for workers' compensation arising solely out of events or illnesses occurring prior to the Closing Date and all claims under Seller's employee benefit programs by, or in respect of, persons employed by Seller in the Business arising solely out of events or illnesses occurring prior to the Closing Date, regardless of whether such employment had terminated and regardless of whether such employee is employed by Purchaser, whether reported or unreported as of the Closing Date, and whether insured or uninsured (including, but not limited to, workers' compensation, life insurance, medical and disability programs), Seller shall, at its own expense, honor, or cause its insurance carriers, if any, to honor, such claims in accordance with the terms and conditions of such programs or applicable workers' compensation statutes, including any construction of such terms or conditions ultimately made by any court or administrative body having jurisdiction thereover. Without limiting the scope of the preceding sentence, Seller and its Affiliates shall be responsible for any and all claims and liabilities arising out of or relating to (i) their employment of the Employees or any former employees of Seller, (ii) except as provided in Section 4.6, the termination by any of such entities of the employment of any such Employee, former employee, consultant or other agent of Seller, and (iii) the provision of any employee benefits to such Employees, former employees, retirees, disabled employees, or agents of Seller (and their beneficiaries and eligible dependents) attributable to their employment with, or their participation in any plans or programs maintained or contributed to by, Seller or any of its Affiliates. Purchaser shall assume liability for all workers' compensation claims of Hired Employees for industrial injuries and illnesses occurring on or after the Closing Date in respect to the Business.

         4.5.2 Each Hired Employee shall receive vesting and eligibility credit for service with the Seller under the Purchaser's employee benefit plans, policies, and programs maintained by the Purchaser for Hired Employees as of the Closing Date. These plans will include, but are not limited to, retiree welfare, defined benefit pension plan, savings plan, medical plan (without any exclusion for pre-existing conditions that would not have been treated as pre-existing conditions under the Seller's medical plan as of the Closing Date), life and disability insurance plans. Each Hired Employee shall receive benefit credit under the Purchaser's disability, vacation, severance and service award programs for service with the Seller. Each Hired Employee shall receive credit for benefit accrual purposes under Purchaser's defined pension plans equal to the service credited under Seller's pension plans for benefit accrual purposes. The benefit payable to a Hired Employee from the defined benefit pension plan or plans of the Purchaser (the "Purchaser's Plan Benefit") shall be the difference between (a) and (b) below, with the remainder actuarially adjusted as provided herein:

                           a) the annual benefit earned as of the Hired Employee's retirement date under the Purchaser's plan or plans, calculated as a single  life  annuity  and  actuarially
                                    adjusted by any applicable  early retirement
                                    reduction  factors but not  adjusted for any
                                    qualified   domestic   relations  order,  as
                                    defined in Section 414 of the Code ("QDRO");
                                    and

                           b) the annual benefit earned as of the Closing Date under Seller's plan or plans, calculated as a single life annuity and actuarially adjusted by any applicable early retirement factors as of the Hired
                                    Employee's   retirement   date   under   the
                                    Purchaser's plan or plans but not adjusted for any QDRO or prior lump sum or other benefit payments.

                  The Purchaser's Plan Benefit determined in accordance with the preceding sentence and illustrated in Schedule 4.5.2 shall be actuarially adjusted for the application of any QDRO, payment in a form other than a single life annuity and the application of any temporary early retirement adjustment. The Purchaser shall have the discretion to determine the Purchaser's Plan Benefit of each Hired Employee in a manner that is consistent with the foregoing, the terms of the Purchaser's defined benefit pension plans and the terms of any collective bargaining agreement in effect after the Closing Date and the terms of such plan and any such collective bargaining agreement shall control in the event of any conflict with the terms of this Section 4.5.2.

         4.5.3 Except for the Hired Employees who are hourly employees at the Pottsville, Pennsylvania facility and their dependent(s), who shall be covered by the terms of the collective bargaining agreement in effect immediately following the Closing, or, in the absence of such collective bargaining agreement, the terms and conditions established for such Hired Employees by Purchaser at the Closing Date, Hired Employees and their eligible dependent(s) will be eligible to participate in the hospital, surgical, medical plan available to similarly situated employees of Purchaser's Films Division. Purchaser agrees that Purchaser's medical plan will accept Hired Employees and eligible dependent(s) without a pre-existing condition exclusion provided that (a) the Hired Employee and eligible dependent(s) were enrolled in Seller's medical plan as of the Closing Date and (b) the Hired Employee and eligible dependent(s) enroll in Purchaser's medical plan on a timely basis.

         4.5.4 If a Hired Employee has less than the credited service with Seller to vest and is a participant in the Seller's savings plans, Purchaser agrees that, if and when such Hired employee attains 100% vesting under the terms of the Purchaser's savings plan, Purchaser shall pay to such Hired Employee, as soon as practicable after attainment of such service, an amount which is equal to the non-vested company matching credits in the Seller's savings plans at the Closing Date for such Hired Employee. The Purchase Price will be reduced by 107.65% of the non-vested company matching credits. Seller agrees to provide Purchaser with a count of those non-vested Hired Employees and an estimate of the non-vested company matching credits in the Seller's savings plans no later than fifteen (15) days before the Closing Date. Seller shall provide Purchaser with a list showing the actual non-vested company matching credits for such non-vested Hired Employees prior to the completion of the Adjusted Working Capital Worksheet pursuant to Section 3.4.1. Any difference between 107.65% of the estimated and 107.65% of the actual amount of such participants non-vested company matching credits shall be added, or subtracted from, as appropriate, the amount to be paid pursuant to Section 3.4.1.

         4.5.5 Purchaser shall have no claim to, responsibility for, or obligation regarding Seller's ERISA Plans.
4.6      WARN Act.

         Purchaser acknowledges and warrants to Seller that Purchaser's actions in connection with the transactions contemplated by this Agreement will not result in a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act (WARN Act), and Purchaser shall indemnify Seller against any expense incurred by Seller, including attorneys' fees, if applicable, in connection with the application of the WARN Act to Seller as a result of the transactions contemplated by this Agreement; provided that, prior to Closing, Seller will not temporarily or permanently close or shut down any "single site of employment" or any "facility" or any "operating unit," "department" or "service" within a single site of employment, as such terms are used in the WARN Act, within or constituting part of the Business. Seller represents that the Business has not had, and will not have, any such closures or shutdowns within the period of at least ninety (90) days prior to Closing. Seller agrees not to take any action or contribute to any liability of Seller or Purchaser under the WARN Act, including, without limitation, not laying off any employee between execution of this Agreement and the time of Closing, without Purchaser's written consent, provided that Seller may terminate employees for cause or poor employee performance consistent with Seller's practices without such consent, provided, however, the aggregate number of employees so terminated without Purchaser's consent shall not exceed twenty (20). At Closing, Seller shall provide Purchaser with the number of employees terminated at each Facility during the ninety (90) day period prior to the time of Closing.

5.0      CLOSING

5.1      Time; Location.

         Subject to the conditions contained herein, the Closing shall be held on the Closing Date at Noon, Chicago, Illinois Time, at the office of Seyfarth, Shaw, Fairweather & Geraldson, 55 E. Monroe Street, Suite 4200, Chicago, Illinois 60603, or such other time or place as the Parties shall mutually agree in writing.

5.2      Documents.

         At the Closing, Seller shall execute and/or deliver the following instruments of transfer and assignment:

         5.2.1 Duly executed special warranty deeds substantially in the forms of Exhibit 5.2.1(a) and Exhibit 5.2.1(b) hereto, in recordable form, transferring to Purchaser good and marketable fee simple title to the Real Property Owned, subject only to Permitted Encumbrances;

         5.2.2    A general  bill of sale  substantially  in the form of Exhibit
                  5.2.2 hereto, transferring to Purchaser good title to all of the tangible personal property included in the Purchased Assets, subject only to Permitted Encumbrances and the Assumed Liabilities;

         5.2.3 An Assignment and Assumption Agreement substantially in the form of Exhibit 5.2.3 hereto, assigning to Purchaser Seller's right, title and interest in each of the Assumed Contracts and Permits included in the Purchased Assets;

         5.2.4 An Assignment of Trademarks from Exxon Corporation to Purchaser, substantially in the form of Exhibit 5.2.4(a) hereto and an Assignment of Trademarks from Esso (Schweiz) to Purchaser, substantially in the form of Exhibit 5.2.4(b) hereto;

         5.2.5    Technology  License  Agreement,  substantially  in the form of
                  Exhibit 5.2.5 hereto;

         5.2.6 Assignments of title to all vehicles included in the Purchased Assets;

         5.2.7    An Existing  Inventory  License  substantially  in the form of
                  Exhibit 5.2.7;

         5.2.8    A  Resin  Supply   Contract   between   Seller  and  Purchaser
                  substantially in the form previously agreed to by Seller and Purchaser; and

         5.2.9 An assignment from Seller to Purchaser of the Technology License Agreement between Telasto and Seller, dated as of September 27, 1994;

         5.2.10 Such additional instruments of conveyance and transfer as Purchaser may reasonably require in order to more effectively vest in it, and put it in possession of, the Purchased Assets.

5.3      Reasonable Steps.

         Prior to the Closing Date, Seller shall take such reasonable steps as may be requisite or appropriate so that, no later than the close of business on the Closing Date, Purchaser shall be placed in actual possession and control of all of the Purchased Assets.

6.0      REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser as follows:

6.1      Organization, Good Standing and Power.

         Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, (ii) is duly licensed or qualified to transact business in each of the jurisdictions where the nature of the property owned by it or the conduct of the business transacted by it, requires such licensing or qualification (except where the failure to so qualify in any such jurisdiction would not have a Material adverse effect on any of the Purchased Assets or the results of operations of the Business), and (iii) has all requisite power and authority to (x) own, lease and operate the properties and assets it currently owns and leases that are part of the Purchased Assets and to carry on the Business as currently conducted and (y) execute and deliver the Transaction Documents and the Technology License Agreement to be executed and delivered by it, to consummate the transactions contemplated by this Agreement and to perform all the terms, conditions and obligations of this Agreement to be performed by it.

6.2      Authorization of Agreement and Enforceability.

         Seller has taken all necessary corporate action to authorize the execution and delivery of the Technology License Agreement (other than as set out in the Technology License Agreement) and each of the Transaction Documents to which Seller is a party, the performance by Seller of all terms and conditions hereof and thereof to be performed by Seller and the consummation of the transactions contemplated hereby and thereby. No other action on the part of Seller is necessary to authorize the execution, delivery and consummation by Seller of the Technology License Agreement and each of the Transaction Documents to which Seller is a party, to give effect to the provisions of this Agreement and to consummate the transactions contemplated hereby except as required by the HSR Act or as otherwise contemplated by this Agreement. This Agreement and the Ancillary Agreements and the Technology License Agreement and all other agreements and documents described herein to which Seller is a party, upon Seller's execution and delivery thereof, will constitute, the legal, valid and binding obligations of Seller, enforceable in accordance with their terms except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

6.3      No Violations; Consents.

         The execution, delivery and performance by Seller of the Technology License Agreement and each of the Transaction Documents to which Seller is a party and the consummation of the transactions contemplated hereby and thereby will not to Seller's Knowledge (with or without the giving of notice or the lapse of time, or both) (i) violate any provision of the charter or bylaws of Seller, (ii) violate, or, except as required by the HSR Act or by the permits and licenses referred to in Section
         6.7 hereof, require any consent, authorization, approval, exemption, or filing under any provision of any law, statute, rule or regulation to which Seller, the Business or the Purchased Assets are subject, (iii) violate any judgment, order, writ or decree of any court applicable to Seller, the Business or the Purchased Assets, (iv) except for such consents or approvals as required by the leases and contracts referred to in Section 1.42 (which generally require consent to the assignment thereof) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under
         (x) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which Seller is a party or by which Seller or any of the Purchased Assets is bound or (y) any other contract, agreement or instrument to which Seller is a party or any of the Purchased Assets is bound or (v) result in the creation or imposition of any Encumbrance upon the Purchased Assets, which violation, conflict, breach, default, acceleration or Encumbrance, or the failure to make or obtain such filing, consent, authorization or approval, with respect to the matters specified in clauses (ii) through (v) could, individually or in the aggregate, reasonably be expected to have a Material adverse effect on the Purchased Assets or the results of operations of the Business or prevent or delay the consummation of the transactions contemplated by this Agreement.

6.4      Financial Statements.

         The Financial Statements are, or will be when prepared in accordance with this Agreement, subject to any qualifications, assumptions, and other limitations specified therein, or exceptions set forth in Schedule 6.4, accurate and complete in all Material respects, and have been prepared in accordance with GAAP applied on a consistent basis. Such Financial Statements present fairly, in all Material respects, the financial condition and results of operations of the Business as of the date thereof and for the period covered thereby and are in accordance with the Books and Records of the Business unless otherwise noted therein. Except (i) as set forth in
         Schedule 6.4 or the Financial Statements, (ii) as incurred in the ordinary course of the Business subsequent to December 31, 1998, or
         (iii) arising in the ordinary course of Business under any agreement, contract, commitment, lease or plan specifically disclosed on a Schedule hereto or not required to be disclosed because of the term or amount involved, Seller has no debts, obligations or other liabilities (whether absolute or contingent) in respect to the Purchased Assets or the Business.

         For purposes of this Section 6.4, "Material" shall mean a deviation in the Financial Statements which, when taken together with all other positive and negative deviations, had or could reasonably be expected to have, an adverse impact of $100,000 or more on the Purchased Assets or the results of operations of the Business.

6.5      Absence of Certain Changes or Events.

         Except as set forth in Schedule 6.5 hereto, since December 31, 1998, in its conduct of the Business, Seller has not:

         6.5.1 Amended or terminated, any contract listed on any Schedule attached hereto;

         6.5.2 Suffered the occurrence of any events which, individually or in the aggregate, have had, or could reasonably be expected to have, an adverse effect on the Purchased Assets or the results of operations of the Business;

         6.5.3 Incurred any damage or destruction having an adverse effect on the Purchased Assets or the results of operations of the Business by fire, storm, or similar casualty, whether or not covered by insurance;

         6.5.4 Sold, transferred, replaced or leased any of the Purchased Assets, except for transactions in the ordinary course of the Business;

         6.5.5 Waived or released any rights with respect to the Purchased Assets or the Business;

         6.5.6 Except as necessary to carry out the transactions contemplated by this Agreement, entered into any transaction;

         6.5.7 Changed, its methods of accounting or made or permitted any change to its Books and Records or in its method of keeping its Books and Records except in the ordinary course of Business, and consistent with past practice;

         6.5.8 Except in preparation of the transactions specifically contemplated by this Agreement, increased or written down the value of any Inventory or Accounts Receivable without a written explanation of the cause furnished to Purchaser;

         6.5.9 Permitted any of the Purchased Assets to be subject to any new Encumbrance except for Permitted Encumbrances or the Assumed Liabilities;

         6.5.10 Increased the compensation of Employees, except following normal review procedures;

         6.5.11 Except as necessary to carry out the transactions contemplated by this Agreement, altered its conduct in its relations with suppliers or customers, including altering the rates charged by the Business for its products and services;

         6.5.12 Except as necessary to carry out the transactions contemplated by this Agreement, otherwise conducted the Business other than in the usual and ordinary course of the Business;

         6.5.13 Received any indication by any customer or supplier of an intention to discontinue, reduce or change the terms of any contract or relationship with Seller;

         6.5.14 Except as expressly contemplated by this Agreement, adopted, amended, or increased the payments to or benefits under, any Employee Plan other than consistent with Seller's past practice in the operation of the Business;

         6.5.15 Amended or modified, or granted any exception to, its credit criteria for new or existing customers;

         6.5.16 Other than events due to force majeure, suffered any repeated, recurring or prolonged shortage, cessation or interruption of inventory shipments, supplies or utility services required to conduct the Business or suffered any change in its financial condition or in the nature of its business or operations which has had or might have an adverse effect on the Business or the Purchased Assets;

         6.5.17 Except in the ordinary course of business, and consistent with past practice, made or permitted any amendment or termination of any insurance arrangement with respect to the Business or the Purchased Assets; or

         except in each of the foregoing instances where the matters or conduct prohibited by this Section 6.5 are taken or occur in the ordinary course of Business and do not individually or in the aggregate with the other matters described in this Section 6.5 have, or could reasonably be expected to have, a Material (solely for purposes of this Section 6.5, "Material" shall mean an impact of $500,000 or more) adverse effect on the Purchased Assets or the results of operations of the Business or prevent or delay the consummation of the transactions contemplated by this Agreement.

6.6      Title to Properties; Absence of Liens and Encumbrances.

         6.6.1 (a) Subject to any exceptions or conditions set forth in the Title Commitments referenced in Section 8.1.13 and Surveys referenced in Section 8.1.14, Seller owns good and marketable title to the Real Property Owned free and clear of all Encumbrances other than Permitted Encumbrances. The Real Property Leased is leased to Seller pursuant to those Leases and Contracts listed in Schedule 1.42. Seller is not in Material default under any terms of any such Leases and Contracts relating to the Real Property Leased, nor to Seller's Knowledge is any other party thereto in Material default thereunder.

                  (b) Use of the Real Property for the various purposes for which each are presently being used is permitted as of right under all applicable zoning legal requirements and except as listed on Schedule 6.6 is not subject to variances or "permitted non-conforming" use or structure classifications. There are no existing or, to the Knowledge of Seller, threatened, Material violations of any provision of any applicable building, zoning subdivision or ordinance.

         6.6.2 Schedules 1.65(a) and 1.65(b) correctly identify all Real Property Owned and Schedule 1.64 correctly identifies all Real Property Leased. Except as set forth in Schedule 1.64 and
                  Schedule 1.65(a) and Schedule 1.65(b), Seller does not own or lease any real property used or held for use exclusively in the conduct of the Business.

         6.6.3 Seller has received no notice of, and otherwise has no Knowledge of, any pending, threatened or contemplated condemnation, eminent domain or similar proceedings affecting the Real Property Owned. Seller has no Knowledge of any pending, threatened or contemplated condemnation, eminent domain or similar proceedings effecting the Real Property Leased.

         6.6.4 To the Seller's Knowledge, all improvements to the Real Property are in compliance with all applicable Material legal requirements, including those pertaining to zoning, building and the disabled. To Seller's Knowledge, all improvements to the Real Property are in good repair and in good condition, ordinary wear and tear excepted, and are free from known defects. Except as set forth on the Surveys, to Seller's Knowledge, no part of any such improvement encroaches on any real property not included in the Real Property and there are no such improvements primarily situated on adjoining property which encroach on any part of the Real Property. To Seller's Knowledge, except as set out on Schedule 6.6, the land for each of the Facilities abuts on and has direct vehicular access to a public road or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting such land and comprising a part of the Real Property, is supplied with public or quasi-public utilities and other services appropriate for the operation of the Facilities located thereon, and is not located within any flood plain, as such flood plains are recorded in the applicable city or county records.

6.7      Permits; Licenses.

         Seller has all necessary permits, licenses, registrations, consents, certificates, orders and approvals of federal, state or local government or regulatory bodies that are required to permit Seller lawfully to operate and conduct the Business (including without limitation those required under any Environmental Law ) (collectively, the "Permits") and, except as described in Schedule 6.8, Seller is in substantial compliance with all Permits other than the failure of which to have, or the noncompliance with which, would not result in a Material adverse effect on the Business or the Purchased Assets.
         Schedule 6.7 hereto sets forth a correct and complete list of all Permits, each one of which is in full force and effect, except to the extent that there would be no Material adverse effect on the Business or the Purchased Assets. To Seller's Knowledge, no suspension, revocation, limitation or cancellation of any of the Permits is threatened or pending nor has Seller received notice of any of the foregoing, and no cause exists for such suspension, revocation, limitation or cancellation. Any Permits which cannot be transferred are identified on Schedule 6.7 hereto.

6.8      Compliance with Laws.

         Except as described in Schedule 6.8 hereto, since January 1, 1996, Seller has conducted the Business so as to comply with all laws, ordinances and regulations, including but not limited to Environmental Laws, applicable to the conduct or operation of the Business or the ownership or use of the Purchased Assets, in each case except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material adverse effect on the Purchased Assets or the results of operations of the Business. Except as described in Schedule 6.8, with respect to the Business, Seller has not received, nor is it aware of any outstanding notice of violation of any law, rule, regulation, ordinance or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, in each case except where the notice of violation would not, individually or in the aggregate, have a Material adverse effect on the Purchased Assets or the results of operations of the Business.

6.9      Legal Proceedings.

         Except as described in Schedules 6.8, 6.9 and 6.11 hereto or as set forth on Schedules X and XI of the Technology License Agreement, there is no claim, action, suit, proceeding, investigation or inquiry ("Action") pending before any federal, state or other court or governmental or administrative agency or, to Seller's Knowledge, threatened against the Business or any of the Purchased Assets, or the transactions contemplated by this Agreement, which could reasonably be expected to have a Material adverse effect on the Purchased Assets or the results of operations of the Business or may prevent or delay or otherwise interfere with the consummation of the transactions contemplated by this Agreement. Except as described in Schedules 6.8,
         6.9 and 6.11, Seller is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which primarily affects the Business or the Purchased Assets and which could reasonably be expected to have a Material adverse effect on the Purchased Assets or the results of operations of the Business or may prevent or delay or otherwise interfere with the consummation of the transactions contemplated by this Agreement; and to the Knowledge of Seller there is no Action by Seller currently pending or which Seller intends to initiate that may have a Material adverse effect on the Business or the Purchased Assets.

6.10     Books and Records.

         All books of account and other financial records of Seller directly relating to the Business and the environmental reports referred to in
         Section 6.26(iv) (the "Books and Records") and all customer records and specifications, plans, drawings, and blueprints exclusively relating to the Business, are complete and correct in all Material respects and have been made available to Purchaser. The Books and Records represent actual, bona fide transactions and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. All of the Books and Records have been prepared and maintained in accordance with good business practices and, where applicable, in conformity with generally accepted accounting principles (except as otherwise stated on Schedule 6.4) and in compliance with applicable laws, regulations and other requirements.

6.11     Labor Disputes.

         Except as described in Schedule 6.11 hereto, there are no discrimination complaints nor any other kind of Material labor-related disputes against Seller in connection with the Business pending before or, to Seller's Knowledge, threatened before, any federal, state or local court or agency and, to Seller's Knowledge, no dispute respecting minimum wage or overtime claims exists. The Business has not experienced any Material labor disputes or any Material work stoppage due to labor disagreements within the past three (3) years. With respect to the Business and except to the extent set forth in Schedule 6.11, (i) there is no unfair labor practice charge or complaint against Seller actually pending or, to Seller's Knowledge, threatened, before the National Labor Relations Board; (ii) there is no labor strike, slowdown or stoppage actually pending or, to Seller's Knowledge, threatened against or affecting Seller; and (iii) no attempt to organize Employees has resulted in an election within the past three
         (3) years or, to Seller's Knowledge, is threatened respecting the Employees.

6.12     Payroll Practices/Employee Arrangements.

         6.12.1 Schedule 6.12.1 contains a complete list of each employee benefit plan subject to ERISA (the "ERISA Plans"), and/or holiday, vacation, Christmas or other bonus practice or any other employee pay practice, arrangement, agreement or commitment not subject to ERISA (the "Payroll Practices/Employee Arrangements") and maintained by Seller, or with respect to which Seller has any liability or obligation, whether actual or contingent, with respect to Employees or their respective beneficiaries.

         6.12.2 Seller has not taken any action which may result in Purchaser being a party to, or bound by, any Seller ERISA Plan, and Purchaser shall have no liability under any Seller ERISA Plan or Payroll Practice/Employee Arrangement following the consummation of the transactions contemplated hereby.

         6.12.3 Seller warrants that no Seller ERISA Plan or other Payroll Practices/Employee Arrangement of Seller has provided, or provides, except as may be required under a collateral bargaining agreement, for the payment of retiree benefits by Purchaser, including any obligation to pay for the cost of any post-
                  retirement health care or life insurance or similar benefit. There have been no failures to provide health care continuation coverage ("COBRA Coverage") under any welfare benefit plans sponsored by Seller which Sections 601 through 608 of ERISA require or Certificates of Creditable Coverage as required by the Health Insurance Portability and Accounting Act of 1996 (the "HIPAA"). Seller shall provide Employees and former employees of the Business, who are eligible, with COBRA Coverage upon their termination of employment with Seller, upon the Closing or otherwise, according to ERISA requirements and with Certificates of Creditable coverage required by
                  HIPAA. Seller does not and has not contributed to or maintained a "multi-employer plan" (as defined in Section 3(37) of ERISA) relating to its film division.

6.13     No Finder.

         With the exception of fees payable to Chase Securities, Inc., which will be paid by Seller, Seller has not taken any action which would give to any Person a right to a finder's fee or any type of brokerage commission in relation to, or in connection with, the transactions contemplated by this Agreement.

6.14     Interest in Business.

         Seller has not granted, and there is not outstanding, any option, right, agreement or other obligation pursuant to which any Person could claim a right to acquire in any way all or any part of, or interest in, the Business, other than as contemplated hereby.

6.15     Leases and Contracts.

         6.15.1 Schedule 1.42 is a true and complete list of the Leases and Contracts required by Section 1.42 to be listed thereon, and true and complete copies (or summaries in the case of oral Leases and Contracts) of all such Leases and Contracts listed on Schedule 1.42 have been made available to Purchaser.
                  Schedule 1.42 indicates which of the Leases and Contracts listed thereon require a third party consent in order to be transferred or assigned to Purchaser.

         6.15.2 Except in connection with assigning the Leases and Contracts to Purchaser or as set forth on Schedule 1.42, none of the Leases and Contracts listed thereon has been modified, amended, assigned or transferred since January 1, 1998, except in the ordinary course of the Business. Each of the Leases and Contracts is in full force and effect and constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms and, to Seller's Knowledge, enforceable against each other Person who is a party thereto in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         6.15.3 No event or condition has occurred or presently exists which constitutes a Material default or breach or, after notice or lapse of time or both, would constitute a Material default or breach by Seller, or to Seller's Knowledge, any other party thereto, under any of the Leases and Contracts. There are no Material counterclaims or offsets existing as of the date of this Agreement under any of the Leases and Contracts which are part of the Assumed Liabilities.

         6.15.4 There does not exist, and between the date hereof and Closing, there will not be granted or suffered, any security interest, lien, encumbrance or claim of others created or suffered to exist on any interest of Seller created under any of the Leases and Contracts other than pursuant to the terms of any such Lease or Contract, the Permitted Encumbrances or the Assumed Liabilities.

         6.15.5 No purchase commitment of or for the Business is in excess of the Business' ordinary requirements.

         6.15.6 Except as identified on Schedule 1.42, none of the leases set forth on Schedule 1.42 is: (i) a capitalized lease (as defined by generally accepted accounting principles); or (ii) a lease with a remaining term of one (1) year or more from Closing Date and which cannot be canceled within thirty (30) days without penalty; or (iii) a lease containing an option to purchase.

         6.15.7 Except as set forth on Schedule 1.42, the assignment to Purchaser of the Leases and Contracts constituting the Assumed Contracts will not result in a\ default, alteration or termination under any such Leases and Contracts, and such assignment will confer all of Seller's rights thereunder to Purchaser.

         6.15.8 Schedule 6.15.8 sets forth all independent sales representatives, environmental consultants, technical consultants and independent technical contractors or independent technical representatives (collectively, the "Contractors") utilized by Seller primarily in the operation of the Business in 1998 or 1999. To Seller's Knowledge, except as set forth in Schedule 6.15.8, none of such Contractors necessary to operate the Business as presently conducted intends to terminate his or her contract with Seller, nor does Seller have any present intention to terminate the contract of any Contractor necessary to operate the Business as presently conducted.

6.16     Employees of the Business.

         Except as identified on Schedule 1.20(a) and Schedule 1.20(b) and except for any proprietary information and invention agreements with Employees (an example of which is attached hereto as Exhibit 6.16(a)) and collective bargaining agreements (attached hereto as Exhibit 6.16(b)), there are no employment agreements with any Employees and all Employees are employed on an "at will" basis. True and correct copies of all forms of proprietary information and invention agreements, fringe benefits and personnel policies with respect to the Business have been provided to Purchaser. Schedule 1.20(a) and Schedule 1.20(b) indicate which Employees signed such proprietary information and invention agreements.

6.17     Accounts Receivable.

         The Accounts Receivable of the Business constituting a part of the Purchased Assets and reflected on the Balance Sheets were, and those on hand at the Closing Date will be, bona fide, resulting from sales actually made or services actually rendered by or operations of the Business in the ordinary course of Business.

6.18     Taxes.

         Seller has caused to be timely filed with appropriate federal, state, local and other governmental authorities all Tax returns, information returns or statements and reports required to be filed with respect to the Purchased Assets or the Business. All such Tax returns, statements, and reports are correct and complete in all Material respects, except for any which, if not so filed, could not have a Material adverse effect on the Purchased Assets or the results of operations of the Business and would not result in any liability for Purchaser. Seller has paid or caused to be paid or made adequate provision (in accordance with generally accepted accounting principles) for the payment of all Taxes shown to be due on such returns or reports or otherwise due, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principles) have been provided and are disclosed on
         Schedule 6.18 and except where the failure to pay such Taxes would not have a Material adverse effect on the Purchased Assets or the results of operations of the Business and would not cause Purchaser to incur any liability. None of the Purchased Assets is subject to any lien for Taxes, except current Taxes not yet due. None of the Purchased Assets is subject to a "safe harbor lease" under Section 168(f)(8) of the Internal Revenue Code of 1954, as amended before the Tax Reform Act of 1984.

6.19     Inventories.

         Except as disclosed on Schedule 6.19, all Inventory is of a quality and quantity usable or saleable in the ordinary and regular course of the Business. The quantity and quality of all such Inventory has been determined in a manner consistent with prior years. Inventory now on hand that was purchased subsequent to December 31, 1998 was purchased in the ordinary course of Business of Seller at what Seller deemed to be an appropriate cost at the time of purchase. The quantities of each item of Inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Seller.

6.20     Year 2000 Matters.

         To the Seller's Knowledge and except as set out on Schedule 6.20, the machinery and equipment which are included in the Purchased Assets (including, without limitation, all embedded chips and other date-sensitive equipment such as security systems, alarms, elevators and HVAC systems) (collectively, the "Systems") are Year 2000 compliant or will be Year 2000 compliant by June 30, 1999, except to the extent failure to be Year 2000 compliant would not in the aggregate have a Material adverse impact on the Business or the Purchased Assets.

6.21     Sufficiency, Title and Condition of Purchased Assets.

         (a) Except as set forth in Schedule 6.21, the Purchased Assets to be conveyed hereunder constitute all of the rights and property necessary to enable Purchaser to conduct Business in a substantially similar manner to which it (i) is presently being conducted by the Seller and (ii) has been conducted for the period reflected in the Financial Statements. Except as set forth in Schedule 6.21, none of the Excluded Assets constitute property or rights necessary for the continued operation of the Business by Purchaser.

         (b) The Seller owns good and marketable title to the Purchased Assets (excluding the Real Property and leased assets), in each case free and clear of any Encumbrances, except for Permitted Encumbrances and any other encumbrances which in the aggregate do not exceed $100,000.

         (c) To the Seller's Knowledge, the fixtures and equipment which are included in the Purchased Assets are in good operating condition and repair, subject to ordinary wear and tear, and are substantially fit for the purposes for which they are being utilized by the Seller. The tangible personal property included in the Purchased Assets constitutes substantially all such property used or held for use by the Seller for use exclusively in the operation of the Business on the Closing Date and are free from known defects. No item of tangible personal property included in the Purchase Assets is in need of repair or replacement other than as part of routine maintenance in the ordinary course of Business.

6.22     Insurance.

         All of the insurable Purchased Assets are self-insured in accordance with the past practices of the Seller, and will be so insured through the Closing Date, in amounts and against risks reasonably deemed adequate by Seller.

6.23     Orders, Commitments and Returns.

         All accepted and unfilled orders for the sale of Film Products to customers of the Business and the performance of services for customers by the Business were made in bona fide transactions in the ordinary course of Business. To Seller's Knowledge, there are no outstanding claims that are Material in the aggregate against the Seller or the Business by customers of the Business related to shortages, credits, damaged goods and related billing errors or otherwise related to the shipment of Film Products or provision of services by the Business to its customers that are not included in Accrued Expenses. The Business has delivered Film Products in the ordinary course of Business to customers, retailers or distributors under an understanding that such Film Products would be returnable only to the extent provided in the Seller's standard contract of sale, a copy of which is included in
         Schedule 6.24, in accordance with an applicable customer contract, or as may be permitted by statutory or common law, or in the exercise of reasonable business judgment or for customer relations.

6.24     Product Warranties.

         Except as disclosed on Schedule 6.24 attached hereto, (i) Seller has not provided any unexpired express product warranty with respect to any product manufactured, processed or sold by the Business, (ii) Seller has not received any notice of any claim based on any product warranty, and (iii) to the Knowledge of the Seller, there are no claims (actual or threatened) based on any product warranty of which the Seller has not received notice.

6.25     Affiliated Transactions.

         Except as disclosed on Schedule 6.25, or as expressly contemplated by this Agreement, since January 1, 1998, neither the Business nor Seller in connection with the operation of the Business has, in the ordinary course of Business or otherwise, purchased, leased or otherwise acquired any Material property or assets or obtained any Material services from, or sold, leased or otherwise disposed of any Material property or assets or provided any Material services to, Seller, any director, officer or employee of Seller (except with respect to remuneration for services rendered as a director, officer or employee of Seller), or to the Knowledge of Seller, any of their relatives, or any Affiliate of Seller, any of its directors, officers or employees or, to the Knowledge of Seller, any of their relatives, Except as set forth on Schedule 6.25, (a) the Assumed Liabilities do not include any payable, receivable, obligation or commitment between the Seller and any Affiliate or any of its respective directors, officers or employees, or, to the Knowledge of the Seller, any of their relatives, and (b) the Purchased Assets do not include any receivable or other obligation or commitment from an Affiliate to the Seller or any of its respective directors, officers or employees, or to the Knowledge of the Seller, any of their relatives. It is specifically understood that transactions conducted at fair market value are not covered by this Section 6.25 and need not be included on Schedule 6.25.

6.26     Environmental Matters.

         To Seller's Knowledge, during the period of Seller's ownership (i) there has been no release or threatened release of Regulated Substances at or shipment of Regulated Substances from the Facilities that would require reporting to any governmental regulatory agency or entity under the Environmental Laws as they existed as of the date of such shipment or release that Seller did not report or would result in any Material liability, under the Environmental Laws; (ii) no Regulated Substances or underground or above-ground storage tank is contained in or located at, in, on or under any of the Facilities, except for such Regulated Substances as are used, stored or maintained in the ordinary course of the Business and in Material compliance with applicable Environmental Laws, except as listed in the Environmental Assessment; (iii) none of the Facilities is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., or any similar inventory of sites requiring investigation, monitoring or remediation that is maintained by any state or locality; and (iv) Seller has provided to Purchaser reasonable access to all environmental reports, assessments, audits, studies, investigation, data, environmental permits and other material written environmental information in its custody, possession or control concerning the Facilities.

7.0      REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller as follows:

7.1      Organization, Good Standing and Power.

         Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and (ii) has all requisite corporate power and authority to (x) own and lease the Purchased Assets and to carry on the Business and (y) execute and deliver this Agreement, the Ancillary Agreements and all other agreements, instruments and documents contemplated by this Agreement to be executed and delivered by it, to consummate the transactions contemplated by this Agreement, and to perform all the terms, conditions and obligations of this Agreement to be performed by it. Purchaser is, or will be as of the Closing Date, duly licensed or qualified to do business as a foreign corporation and will be in good standing in the States of Illinois and Pennsylvania.

7.2      Authorization of Agreement and Enforceability.

         Purchaser has taken all necessary corporate action to authorize the execution and delivery of each of the Transaction documents to which Purchaser is a party, the performance by Purchaser of all terms and conditions hereof and thereof to be performed by Purchaser and the consummation of the transactions contemplated hereby and thereby. No other action on the part of Purchaser is necessary to authorize the execution, delivery and consummation by Purchaser of each of the Transaction documents to which Purchaser is a party, to give effect to the provisions of this Agreement and to consummate the transactions contemplated hereby, except as required by the HSR Act or as otherwise contemplated by this Agreement. This Agreement constitutes, and the Ancillary Agreements and all other agreements and documents described herein to which Purchaser is a party, upon Purchaser's execution and delivery thereof, will constitute, the legal, valid and binding obligations of Purchaser enforceable in accordance with their terms except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

7.3      No Violations; Consents.

         The execution, delivery and performance by Purchaser of each of the Transaction Documents to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby will not (with or without the giving of notice or the lapse of time, or both) (i) violate any provision of the articles of incorporation or bylaws of Purchaser, (ii) violate, or, except as required by the HSR Act, require any consent, authorization, approval, exemption, or filing under any provision of any law, statute, rule or regulation to which Purchaser is subject, (iii) violate any judgment, order, writ or decree of any court applicable to Purchaser (iv) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under (x) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which Purchaser is a party or by which Purchaser or any of its assets is bound or (y) any other contract, agreement or instrument to which Purchaser is a party or any of its assets are bound or (v) result in the creation or imposition of any Encumbrance upon its assets, which violation, conflict, breach, default, acceleration or Encumbrance, or the failure to make or obtain such filing, consent, authorization or approval, with respect to the matters specified in clauses (ii) through (v) could, individually or in the aggregate, reasonably be expected to have a Material adverse effect on Purchaser or prevent or delay the consummation of the transactions contemplated by this Agreement.

7.4      Legal Proceedings.

         There is no claim, action, suit, proceeding, investigation or inquiry pending before any federal, state or other court or governmental or administrative agency or, to Purchaser's Knowledge, threatened against Purchaser or any of Purchaser's properties, assets, operations or businesses that might prevent or delay the consummation of the transactions contemplated hereby.

7.5      Financial Capacity.

         Purchaser possesses, or will possess as of the Closing Date, the financial capacity to perform in a full and timely manner each and all of its obligations under each of the Transition Documents to which Purchaser is a party.

7.6      No Finder.

         With the exception of fees payable to Schroder Wertheim & Co. which will be paid by Purchaser, Purchaser has not taken any action which would give to any Person a right to a finder's fee or any type of brokerage commission in relation to, or in connection with, the transactions contemplated by this Agreement.

7.7      Purchaser's Knowledge.

         Except as set forth in Schedule 7.7, Purchaser has no Knowledge that any of Seller's representations and warranties are incorrect or untrue.

8.0      COVENANTS OF SELLER PRIOR TO CLOSING DATE

8.1      Required Actions.

         Between the date of this Agreement and the time of Closing, in its conduct of the Business, Seller shall:

         8.1.1    Access to Information.

                  Give to Purchaser and its counsel, accountants, consultants and other representatives, at their sole expense and risk, reasonable access under suitable terms and conditions, during normal business hours, to such of the properties, books, accounts, personnel (with representatives of Seller present), contracts and records of Seller as are relevant to the Purchased Assets and the Business, and furnish or otherwise make available to Purchaser all such information concerning the Purchased Assets and the Business as Purchaser may reasonably request, to the extent such access and disclosure would not violate the terms of any agreement to which Seller is bound or any applicable law or regulation, provided that the confidentiality of any data or information so acquired shall be maintained by Purchaser and its representatives in accordance with Section 9.1.1.

         8.1.2    Conduct of Business.

                  Except as permitted or required hereby or as Purchaser may otherwise consent to in writing (which consent shall not be unreasonably withheld), operate the Business only in the usual, regular and ordinary manner as such Business was conducted prior to the date of this Agreement and, to the extent consistent with such operation, use commercially reasonable efforts until the time of Closing to (i) preserve and keep intact the Business, (ii) keep available the services of the Employees, and (iii) preserve its relationships with customers, suppliers and others having business dealings with Seller in connection with the Business.

         8.1.3    Maintenance of Properties.

                  Maintain the Purchased Assets, whether owned or leased, in good repair, order and condition, in accordance with manufacturers' instructions and Seller's past practices, reasonable wear and tear excepted. Except as permitted by
                  Section 12.11.2, Seller and any party in possession of all or part of the Real Property will not perform any material grading or excavation, construction or removal of any improvement, or make any material change or improvement upon or about the Real Property without the consent of the Purchaser.

         8.1.4    Maintenance of Books and Records.

                  Maintain the Books and Records in the usual, regular and ordinary manner, on a basis consistent with past practice.

         8.1.5    Compliance with Laws and Regulatory Consents.

                  Except for items listed or described on Schedule 6.8 that may be continuous in nature, comply with all statutes, laws, ordinances and regulations including, but not limited to Environmental Laws, except in each case as would not have a Material adverse effect on the Purchased Assets or on the results of the operations of the Business; hold and maintain all Permits necessary for the operation of the Business and the Purchased Assets except for those Permits as to which the failure to hold and maintain would not have a Material adverse effect on the Business or the Purchased Assets; and make and cause to be made all filings and give and cause to be given all notices which may be necessary on its part under the Leases and Contracts in order to consummate the transactions contemplated by this Agreement.

         8.1.6    Performance of Obligations.

                  Perform  all  the   obligations  of  Seller  relating  to  the
                  Purchased Assets and the Business without Material default in accordance with the past practices of Seller.

         8.1.7    Approvals; Consents.

                  Except as otherwise approved by Purchaser in writing, which approval shall not be unreasonably withheld, (i) promptly file the notification required of it under the HSR Act relating to the purchase and sale contemplated hereby with the United States Department of Justice and the Federal Trade Commission,
                  (ii) respond to inquiries from the United States Department of Justice and the Federal Trade Commission in connection with such notification, (iii) request early termination or waiver of the waiting period under the HSR Act (iv) assist Purchaser and its Affiliates in fulfilling Purchaser's covenants in
                  Section 9.3 and (v) use commercially reasonable efforts to obtain, in writing, as promptly as possible, all other approvals and consents required to be obtained by Seller in order to effectuate the transactions contemplated hereby transfer all Permits (to the extent assignable) and to deliver to Purchaser copies of such approvals and consents. Seller shall use commercially reasonable efforts to obtain the consents to assignment referred in Schedule 1.42 and to obtain the consent of any third party whose consent is required to assign or make available to Purchaser any secrecy agreement relating exclusively to the Business.

         8.1.8    Notice of Material Damage.

                  Give to Purchaser prompt written notice of any Material damage by fire or other casualty to the Purchased Assets or the Business.

         8.1.9    Advise of Changes.

                  Advise Purchaser promptly in writing of any fact which, if known on the date hereof, or at the time of Closing, would have been required to be set forth or disclosed in or pursuant to this Agreement, or which would result in the breach in any Material respect by Seller of any of its representations, warranties, covenants or agreements hereunder.

         8.1.10   Pay Employees to Closing Date.

                  Pay all wages, salaries and other sums due Employees, and payroll taxes thereon, through the close of business on the day prior to the Closing Date and all vacation included as part of the Retained Liabilities, except that with respect to the hourly employees at the Lake Zurich, Illinois Facility, and Pottsville, Pennsylvania Facility, Seller shall pay such hourly employees through the last shift ending before 12:01 a.m.
                  on the Closing Date.

         8.1.11   Retain Employees.

                  Use its best efforts to retain all Employees to be hired by Purchaser in their current positions through the Closing Date, except that Seller may terminate any Employee for cause or poor performance consistent with Seller's existing employment practices.

         8.1.12   Compliance with Agreement.

                  Seller shall use commercially reasonable efforts to do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement.

         8.1.13   Title Commitments.

                  Seller has furnished Purchaser a copy of a Commitment for Title Insurance prepared by Chicago Title Insurance Company, Order No: 1409 000617734 LK, Effective Date: August 3, 1998, for the Real Property Owned in Lake Zurich, Illinois as shown on Schedule 1.65(a), together with a copy of the documents referenced in Schedule B of that commitment. Seller has also furnished Purchaser a copy of a Commitment for Title Insurance prepared by Chicago Title Insurance Company,
                  Commitment Number: 907378C, Effective Date: September 21, 1998, for the Real Property Owned in Pottsville, Pennsylvania as shown on Schedule 1.65(b), together with a copy of the documents referenced in Schedule B of that commitment. Collectively, the commitments are referred to herein as the "Title Commitments". Seller shall have no further duties or obligations to Purchaser with respect to title insurance matters or the Title Commitments.

         8.1.14   Surveys.

                  Seller has furnished to Purchaser a survey of the Real Property Owned in Lake Zurich, Illinois as shown on Schedule 1.65(a) prepared by E. Dembrowski & Associates, Inc., dated February 13, 1996 as Order No. 96021. Purchaser may, at Purchaser's sole cost and expense, cause to be prepared and delivered to Purchaser and Seller on or before the Closing Date, any update to the survey on the Real Property Owned in Lake Zurich, Illinois that is desired by Purchaser and a survey of the Real Property Owned in Pottsville, Pennsylvania as shown on Schedule 1.65(b), by surveyors registered as such under the laws of the state in which the relevant Real Property Owned is located. Collectively, the surveys are referred to herein as the "Surveys". Seller shall have no further duties or obligations to Purchaser with respect to survey matters or the Surveys.

         8.2      Prohibited Actions.

                  Except as expressly contemplated by this Agreement, between the date of this Agreement and the Closing Date, in its conduct of the Business, Seller shall not:

         8.2.1    Sale of Purchased Assets.

                  Sell, transfer, assign, lease, encumber or otherwise dispose of any of the Purchased Assets other than in the ordinary course of the Business.

         8.2.2    Business Changes.

                  Change in any Material respect the character of the Business.

         8.2.3    Incurrence of Material Obligations.

                  Except as set forth on Schedule 8.2.3, incur any fixed or contingent obligation or enter into any agreement, commitment or other transaction or arrangement that is not in the ordinary course of the Business and that is Material to the Business individually or in the aggregate.

         8.2.4    Incurrence of Liens.

                  Subject  any of the  Purchased  Assets to any  Material  lien,
                  security  interest  or  any  other  Encumbrance,   other  than
                  Permitted Encumbrances.

         8.2.5    Change in Employee Compensation and Benefits.

                  Increase the rate of compensation paid, or pay any bonus, to Employees of the Business, except for those increases or bonuses planned to be given to Employees prior to the date of this Agreement effective on or after the date of this Agreement (as disclosed in writing separately to Purchaser). Seller further agrees not to establish or adopt any new pension or profit-sharing plan, deferred compensation agreement or employee benefit arrangement of any kind whatsoever covering or affecting Employees; however, Seller may amend its Payroll Practices/Employee Arrangements or ERISA Plans so that all vested Employees can obtain whatever benefits are due to them consistent with Seller's Payroll Practices/Employee Arrangements, ERISA Plans and the Code; provided, however, that Seller may change or institute any pay or benefits it deems necessary as a result of Seller's bargaining regarding sale of the Pottsville, Pennsylvania Facility with the Union representing Employees at the Pottsville, Pennsylvania Facility which does result in an obligation for Purchaser.

         8.2.6    Publicity; Advertisement.

                  Except as required by law or as mutually agreed by the Parties, publicize, advertise or announce, and shall use commercially reasonable efforts not to permit any of its officers, directors, employees, agents or representatives to publicize, advertise or announce, to any third party, except as required pursuant to this Agreement to obtain the consent of such third party, and except as required in the interest of the Business, the entering into of this Agreement, the terms of this Agreement or the transactions contemplated hereby.

         8.2.7    No Release.

                  Except in the ordinary course of the Business, cancel, release or relinquish any individual Material debts of or claims against others held by Seller with respect to the Business or waive any rights relating to the Business.

         8.2.8    No Termination or Modification.

                  Except to the extent required to transfer the Business or unless agreed to by Purchaser in writing, terminate or Materially modify any lease, contract, governmental license, permit or other authorization or agreement affecting the Business or the Purchased Assets or the operation thereof other than arrangements with Affiliates, or agreements or permits that will not be assigned to Purchaser.

         8.2.9    No Breach.

                  Do or omit any act that would cause a Material default by Seller under, or breach by Seller of, any of the Leases or Contracts that are Assumed Contracts.

         8.2.10   No Negotiations.

                  Directly or indirectly (through a representative or otherwise including its directors, officers, employees, representatives or agents) solicit, initiate, respond favorably to, condone inquiries or proposals from, encourage or furnish any information to any prospective buyer, commence or continue presently ongoing negotiations with any party other than the Purchaser, or enter into any agreement with any party other than the Purchaser concerning the offer to sell or the sale of the Business or the Purchased Assets or any part thereof.

         8.3      Other Matters.

                  8.3.1    Environmental Assessment.

                           On or before the date hereof, Seller shall provide Purchaser with an environmental assessment performed by a competent professional, and constituting at least a records search and visual inspection ("Environmental Assessment"), with respect to the Facilities and the Real Property Owned. The work product of the Environmental Assessment will be owned by Seller but the results shall be available to both Parties.

         8.3.2    Confidentiality.

                  Subject to the Closing, and as an inducement to Purchaser to execute this Agreement and complete the transactions contemplated hereby, and in order to preserve the goodwill associated with the Business, Seller hereby covenants and agrees that Seller shall not at any time prior to the time of Closing, except as explicitly requested by Purchaser, disclose any Confidential Information (as defined in Section 12.1) concerning the Business other than in the ordinary course of the Business.

9.0      COVENANTS OF PURCHASER PRIOR TO CLOSING DATE

9.1      Required Actions.

         Between the date of this Agreement and the time of Closing, in Purchaser's conduct of its business, Purchaser shall:

         9.1.1    Confidentiality.

                  Not publish or disclose or use and not authorize or permit any of its officers, employees, directors, agents or representatives or any third party to publish or disclose or use, except as required by law, any trade secrets or other Confidential Information or any data or business or financial books, records or other information of or pertaining to Seller, which have been furnished to
                  Purchaser by Seller or to which Purchaser, or any of its officers, employees, directors, agents, attorneys or accountants, or any financial institution have had access during any investigation made in connection with this Agreement and which is not otherwise available to Purchaser, and Purchaser shall observe and perform all of its commitments as set forth in the Confidentiality Agreement.

         9.1.2    Advise of Changes.

                  Advise Seller promptly in writing of any fact which, if known at the date hereof or at the time of Closing, would have been required to be set forth or disclosed in or pursuant to this Agreement, or which would result in the breach in any Material respect by Purchaser of any of its representations, warranties, covenants or agreements hereunder.

         9.1.3    Compliance with Agreement.

                  Purchaser shall use commercially reasonable efforts to do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement.

         9.1.4    Publicity; Advertisement.

                  Except as required by law or as mutually agreed by the Parties, not publicize, advertise or announce, and use commercially reasonable efforts not to permit any of its officers, directors, employees, agents or representatives to publicize, advertise or announce, to anyy third party the entering into of this Agreement, the terms of this Agreement or the transactions contemplated hereby.

9.2      Investigation.

         Prior to the Closing, Purchaser shall use commercially reasonable efforts to conduct its investigation of the Business in such a manner as to prevent disruption of relations with the employees, customers and suppliers of Seller.

9.3      Approvals; Consents.

         Except as otherwise approved by Seller in writing, which approval shall not be unreasonably withheld, Purchaser shall, and shall cause each of its Affiliates to, (i) promptly file any notification and make any payment required of it under the HSR Act relating to the purchase and sale contemplated hereby with the United States Department of Justice and the Federal Trade Commission, (ii) respond to inquiries from the United States Department of Justice and the Federal Trade Commission in connection with such notification, (iii) request early termination or waiver of the waiting period under the HSR Act and (iv) assist Seller in fulfilling its covenants in Section 8.1.7.

10.0     CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser hereunder are subject to the fulfillment at the time of Closing of each of the following conditions:

10.1     Accuracy of Representations and Warranties.

         Except as affected by transactions contemplated hereby, the representations and warranties of Seller contained in this Agreement, the Ancillary Agreements and all other agreements described herein to which Seller is a party shall be true in all Material respects at and as of the time of Closing with the same force and effect as though made at and as of the date hereof. Seller may revise or supplement the Exhibits or Schedules attached to this Agreement at any time at or prior to the time of Closing, provided, however, that, except as provided in Sections 1.20 and 2.1.3, no such revision or supplement shall be made (A) unless consented to by Purchaser or (B) unless such revision or supplement shall not (i) individually, (ii) in the aggregate, with all other revisions or supplements, result in a Material adverse effect on the Business or the Purchased Assets and exceed $500,000.

10.2     Performance of Agreement.

         All obligations, agreements and covenants and conditions contained in this Agreement to be performed or complied with by Seller at or prior to the time of Closing (considered individually and collectively) shall have been duly performed and complied with in all Material respects).

10.3     Seller's Certificate.

         Purchaser shall have received a certificate from Seller, dated as of the time of Closing, reasonably satisfactory in form and substance to Purchaser and its counsel, certifying as to the fulfillment of all matters specified in Section 10.1 and Section 10.2 hereof.

10.4     Officer's Certificate.

         Purchaser shall have received a certificate, dated as of the time of Closing, of an officer of Seller with respect to the incumbency and specimen signature of each officer or representative of Seller executing this Agreement, the certificate referred to in Section 10.3 and the Ancillary Agreements to which Seller is a party.

10.5     Good Standing Certificates.

         Purchaser shall have received from Seller certificates from the office of the Secretary of State of New Jersey with respect to Seller dated within ten (10) business days before the Closing Date to the effect that Seller is in good standing under the laws of such state.

10.6     Absence of Proceedings.

         Except for items listed or  described on Schedule 6.7 or Schedule  6.8,
         6.9 or 6.11 that may be continuous in nature, no action, suit or proceeding before any court or any governmental agency or authority shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced or threatened, against Purchaser, Seller or any of the officers or directors of each of them, seeking to restrain or prevent the transactions contemplated hereby, or challenging the validity or legality of any such transactions, or seeking damages in excess of One Hundred Thousand Dollars ($100,000) in connection with such transactions, or imposing a condition or restriction that Materially and adversely may affect the Purchased Assets or the condition or operations of the Business.

10.7     Actions and Proceedings.

         All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for Purchaser, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

10.8     HSR Act Waiting Period.

         Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or terminated, and any other statutory requirements for the valid consummation of the transactions contemplated hereby shall have been fulfilled.

10.9     Permits and Consents.

         Any third party and governmental permits, consents, certificates, approvals, licenses, waivers, transfers of intellectual property, or authorizations necessary for the valid consummation of the transactions contemplated hereby and necessary to operate the Business from and after Closing shall have been obtained and shall be in full force and effect. Notwithstanding the foregoing and except for those consents which are identified on Schedule 1.42 by the Purchaser to require the receipt of such consent as a condition to Closing, receipt of the consent of any third party to the assignment of any Lease and Contract shall not be a condition to Purchaser's obligation to close, provided that the aggregate of all such Leases and Contracts for which consents have not been obtained does not represent a substantial portion of the revenues or expenditures of the Business.

10.10    Section 1445 Affidavit.

         Seller shall have executed and provided to Purchaser a certificate to the effect that Seller is not a "foreign person," "foreign corporation," "foreign partnership," "foreign trust," or "foreign estate" under Section 1445 of the Code and containing all such other information as is required to comply with the requirements of such
         Section 1445.

10.11    Resin Contract.

         Seller shall have executed and delivered to Purchaser the Resin Supply Contract referenced in Section 5.2.8 hereof.

10.12    Proprietary Assets.

         Seller  shall  have   executed  and  delivered  to  Purchaser  the  (i)
         Technology License Agreement referenced in Section 5.2.5 and (ii) Trademark Agreements referenced in 5.2.4.

10.13    Required Financial Statements.

         Purchaser shall have obtained, at its sole expense, all financial statements and supporting information, and the unqualified report of PricewaterhouseCoopers LLP relating thereto, required by Rule 3-05 of Regulation S-X promulgated by the Securities and Exchange Commission with respect to Purchaser's acquisition of the. Business. purchaser agrees to use its commercially reasonable efforts to complete the process of obtaining such statements, information and report by five
         (5) days before Closing, subject to Seller's compliance with Section 8.1.1.

10.14    Key Employees.

         (i) Eighty percent (80%) of the Employees listed by Purchaser in a side letter, dated the date hereof and delivered simultaneously with the execution of this Agreement (the "Key Employees"), shall have accepted employment with Purchaser as of the time of Closing and (ii) with respect to the Sales and Marketing and Technology functional headings set forth in the side letter, not more than three (3) of the Key

         Employees listed under either one of those two functional headings shall have declined Purchaser's offer of employment.

10.15    Title Insurance.

         Purchaser shall have obtained from Chicago Title Insurance Company policies of title insurance consistent with the Title Commitments provided pursuant to Section 8.1.13 hereof, dated the Closing Date, in face amounts and in form reasonably satisfactory to Purchaser insuring Purchaser's interest in the Real Property subject only to Permitted Encumbrances and such other exceptions thereto as are reasonably satisfactory to Purchaser.

10.16    Assignment of Key Customer Contracts.

         Seller (i) shall have assigned to Purchaser the FemCare supply agreement for Europe and the letter of intent, if any, for North America between Procter & Gamble (the "Key Customer") and the Business upon substantially the same terms (including price and volumes) and conditions contained in such FemCare supply agreement or letter of intent (as applicable) on the date hereof, (ii) shall have provided to the Key Customer any notice required in connection with such assignments, and (iii) the Key Customer shall not have objected to such assignment within the applicable time period set forth in such agreement and letter of intent (if any).

10.17    Seller  shall  have   delivered  to  Purchaser  commercially reasonable
         Freedom of Operation or Validity Opinions as listed on Schedule 10.17.

11.0     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

         The obligations of Seller hereunder are subject to the fullfillment at the time of Closing of each of the following conditions:

11.1     Accuracy of Representations and Warranties.

         Except as affected by transactions contemplated hereby, the representations and warranties of Purchaser contained in this Agreement, the Ancillary Agreements and all other agreements described herein, to which either is a party shall be true in all

         Material respects on and as of the time of Closing with the same force and effect as though made on and as of the date hereof.

11.2     Performance of Agreement.

         All obligations, agreements and covenants contained in this Agreement to be performed or complied with by them at or prior to the time of Closing (considered individually and collectively) shall have been duly performed and completed within all Material respects.

11.3     Purchaser's Certificate.

         Seller shall have received a certificate from Purchaser, dated as of the time of Closing, reasonably satisfactory in form and substance to Seller and its counsel, certifying as to the fulfillment of all matters specified in Section 11.1 and Section 11.2 hereof.

11.4     Officer's Certificate.

         Seller shall have received a certificate, dated as of the time of Closing, of an officer of Purchaser with respect to the incumbency and specimen signature of each officer or representative of Purchaser executing this Agreement, the certificate referred to in Section 11.3 and the Ancillary Agreements to which Purchaser is a party.

11.5     Good Standing Certificates.

         Seller shall have received from Purchaser certificates from the office of the State Corporation Commission of the Commonwealth of Virginia with respect to Purchaser dated within ten (10) business days before the Closing Date to the effect that Purchaser is in good standing under the laws of such state.

11.6     Absence of Proceedings.

         Except for items listed or described on Schedule 6.7 or Schedule 6.8 or
         Schedule 6.9 or Schedule 6.11 that may be continuous in nature, no action, suit or proceeding before any court or any governmental agency or authority shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced or threatened, against Purchaser, Seller, or any of the officers or directors of any of them, seeking to restrain or prevent the transactions contemplated hereby, or challenging the validity or legality of any such transactions or seeking damages in excess of One Hundred Thousand Dollars ($100,000) in connection with such transactions or imposing a condition or restriction that Materially and adversely may affect the Purchased Assets or the condition or operations of the Business.

11.7     Actions and Proceedings.

         All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for Seller, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

11.8     HSR Act Waiting Period.

         Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or terminated, and any other statutory requirements for the valid consummation of the transactions contemplated hereby shall have been fulfilled.

11.9     Consents.

         Any third-party and governmental consents, approvals or authorizations necessary for the valid consummation of the transactions contemplated hereby shall have been obtained.

12.0     OBLIGATIONS AFTER THE CLOSING DATE

12.1     Confidentiality.

         (a) Unless this Agreement is terminated prior to the time of Closing, Seller hereby covenants and agrees that for a period of five (5) years following the Closing Date, except as may be required by law, rule or regulation or court order, or except as required pursuant to this Agreement to obtain the consent of a third party, it will not reveal, divulge or make known to any Person (other than Purchaser or its agents or Affiliates) any information as it relates to this Agreement, the transactions contemplated hereby or the Business, including, but not limited to, customer lists or other customer information, marketing plans or proposals, and other items described in
         Section 2.1.5, financial information or any data, written material, written summaries or oral materials, records or documents solely used by or solely relating to the Business which are of a confidential nature (collectively, the "Confidential Information"). Confidential Information includes any such information whether or not such information was developed, devised or otherwise created in whole or in part by the efforts of Seller. After the Closing Date, Purchaser shall continue to observe and perform all its agreements and undertakings set forth in the Confidentiality Agreement with respect to all Confidential Information provided by Seller to Purchaser which does not relate solely and exclusively to the Business, the Purchased Assets or the Assumed Liabilities. Notwithstanding the above, the obligations of Seller and Purchaser pursuant to this Section 12.1 shall not extend to any information which (i) is compelled to be disclosed by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby) or by other requirements of law; (ii) was already known to Purchaser or Seller at the time of disclosure as is evidenced by written documentation, except for Seller's obligation to keep Confidential Information about the Business confidential from third parties; (iii) is or becomes generally available to the public other than as a result of disclosure by Purchaser or Seller, as the case may be; (v) is disclosed by someone who is not bound by a confidentiality obligation to Purchaser or Seller, as the case may be, with respect to the information disclosed or (v) nothing in this Section, however, shall prohibit the use of Confidential Information as in the reasonable opinion of the Counsel of the Party wishing to do a filing are necessary or appropriate for a governmental filing, provided that the Party making such a filing shall give prior notice to the other Party of such filing.

         (b) Each of the parties hereto recognizes that any breach of this Section would result in irreparable harm to the other party to this Agreement and therefore either Purchaser or Seller shall be entitled to an injunction, or any other form of equitable relief, to prohibit any such breach or anticipated breach without the necessity of posting a bond, cash or otherwise, in addition to all of their other legal and equitable remedies.

12.2     Covenant Not to Interfere.

         Seller and Purchaser hereby covenant and agree that, unless this Agreement is terminated, for a period of five (5) years after the Closing Date, they will not, whether for their own account or for the account of any other Person, endeavor to entice away from the other Party any person who is an employee of such Party (except with the written permission of the employer or as otherwise specifically contemplated by this Agreement).

12.3     Transition of Employees.

         From and after the Closing Date, Purchaser and Seller shall cooperate to ensure an orderly transition of the Hired Employees, and the administration of Seller's and Purchaser's employee benefit plans, programs and policies.

12.4     Management Assistance by Seller.

         Seller shall provide such accounting and other support services to Purchaser following the Closing Date as are reasonably required in connection with the transfer of the Business to Purchaser in accordance with the terms set forth in Schedule 12.4. Seller shall cooperate with Purchaser's auditors in connection with (i) the preparation of income statements for the period January 1, 1999 through the Closing Date, a statement of cash flow for such period and a balance sheet as of the Closing Date and (ii) the preparation of any report or filing required in connection with the transactions contemplated hereby, such cooperation to be provided by Seller at no cost to Purchaser. Seller shall not, however, be required to disclose to Purchaser any of Seller's Proprietary Information.

12.5     Further Assurances of Seller.

         Seller shall execute, acknowledge and deliver to Purchaser, without further consideration, all such further assignments, conveyances, endorsements, deeds, special powers of attorney, consents and other documents, and take such other action, as Purchaser may reasonably request (i) to transfer to and vest in Purchaser, and protect its rights, title and interest in, all the Purchased Assets and (ii) otherwise to consummate the transactions contemplated by this Agreement. In addition, from and after the Closing Date, Seller shall afford to Purchaser and its attorneys, accountants and other representatives access, during normal business hours, to any books and records relating to the Business that Seller may retain as may reasonably be required in connection with the preparation of financial information or tax returns of Purchaser. Subject to Section 12.4, Purchaser shall reimburse Seller for all reasonable out-of-pocket costs and expenses paid to third parties whose assistance is requested by Purchaser pursuant to this Section 12.5.

12.6     Further Assurances of Purchaser.

         From and after the Closing Date, Purchaser shall afford to Seller and its attorneys, accountants and other representatives access, during normal business hours, to such books and records relating to the Business as may reasonably be required. Purchaser shall cooperate in all reasonable respects with Seller with respect to its former interest in the Business and in connection with financial account closing and reporting, and claims and litigation asserted by or against third parties, including, but not limited to, making employees available to assist with, or provide information in connection with, financial account closing and reporting and claims and litigation, provided, that Seller reimburses Purchaser for its reasonable out-of- pocket expenses in connection therewith.

12.7     Retention of and Access to Records; Cooperation.

         For a period of not less than ten (10) years after the Closing Date, Purchaser shall preserve and retain the corporate, accounting, legal, auditing and other books and records of the Business (including, but not limited to, any environmental records, disposal manifests and other disposal records, governmental or non-governmental actions, suits, proceedings or investigations arising out of the conduct and operations of the Business prior to the Closing Date); provided, however, that such ten (10)-year period shall be extended in the event that any action, suit, proceeding or investigation has been commenced or is pending or threatened at the termination of such ten (10)-year period and such extension shall continue until any such action, suit, proceeding or investigation has been settled through judgment or otherwise or is no longer pending or threatened. Notwithstanding the foregoing, Purchaser may discard or destroy any of such books and records prior to the end of such ten-year period or period of extension, if applicable, if it has given Seller sixty (60) days' prior written notice of its intent to do so and Seller has not taken possession of such books and records, at its expense, within such sixty (60)-day period. Notwithstanding anything to the contrary in this Section 12.7, Seller shall retain all tax records of the Business prepared prior to the Closing Date. Purchaser shall provide reasonable access to Seller to review any records that Purchaser retains and to make copies thereof and shall cooperate fully with Seller (including, without limitation, making available employees to assist Seller at reasonable rates to be agreed by the Parties) in preparation and documentation of all necessary financial statements, tax returns and reports, or the resolution of any tax audits, claims, litigation or disputes concerning Seller's tax liabilities or the Assumed Liabilities or for any other reasonable business purpose. In the event Purchaser sells or otherwise transfers the Business before the tenth (10th) anniversary of the Closing Date, Purchaser agrees to include in the documents transferring such Business a provision
         obligating   the  new   purchaser  or  transferee  to  abide  by  these
         provisions.

12.8     Name.

         As soon as reasonably practicable after the Closing Date, but in no event later than thirty (30) days after the Closing Date in the case of exterior signs and office and lobby suite signs and sixty (60) days after the Closing Date for the other matters covered by this paragraph, Purchaser shall remove from all of the Purchased Assets (unless agreed to by Seller or as set forth in the Existing Inventory License) all signs and other materials containing the name "Exxon" or any variant thereof, and make any requisite filings with, and provide any requisite notices to, the appropriate federal, state or local agencies to place a title or other indicia of ownership in a name other than Exxon. Except as provided in the preceding sentence or the Existing Inventory License, at no time after the Closing Date shall Purchaser use the name referenced above. Purchaser may use existing Inventory only as set out in the Existing Inventory License attached hereto as Exhibit 5.2.7.

12.9     Accounts Receivable Payment.

         In the event that either Party receives any funds from any third party that are properly payable to the other Party, the Party receiving such funds shall promptly remit (and in no event more than five (5) Business Days) such funds to the Party entitled to such funds.

12.10    Rebates.

         To the extent not already reflected on the Adjusted Working Capital Worksheet any and all rebates paid on assigned Contracts and Leases will be prorated between the Purchaser and Seller, and settled up within thirty (30) days of receipt of such rebate.

12.11    Access for Remediation.

         12.11.1 For so long as Seller's indemnification with respect to any Seller Environmental Liabilities shall be in effect, Purchaser shall provide to Seller a copy of all information or reports that are provided by Purchaser to any federal, state or local agency, with regard to any matter related to Regulated Substances that may constitute or result in Seller Environmental Liabilities. Purchaser shall promptly provide to Seller copies of all reports or other information (including photographs) prepared, produced or obtained by Purchaser relating to any such matter.

         12.11.2 To the extent necessary or reasonably desirable with respect to potential or actual Seller Environmental Liabilities, Purchaser shall afford Seller, its employees, agents and contractors, and all governmental employees, agents and contractors having jurisdiction over the Real Property and/or Facilities, for no additional consideration, reasonable access to and rights to investigate the Real Property and the Facilities (including, but not limited to, the right to enter upon the Real Property and into the Facilities; take photographs; drill, monitor and pump wells; take soil borings; test wastes and any other materials or substances; excavate, cap and use available land for the testing and implementation of remedial technologies; interview Purchaser's employees; and inspect and copy all relevant documents and records relating to any matter for which Seller has, or is alleged to have, responsibility). However, except to the extent prohibited by applicable law or regulatory action, the following conditions and agreements shall apply with respect to the foregoing: (i) no entry or investigation upon such property shall be made except during normal business hours and then only upon at least five (5)  business  days'  notice to  Purchaser;
                  (ii) Purchaser shall be entitled to require that any persons entering upon such property shall be accompanied by representatives of Purchaser at all times; (iii) intrusive investigations, such as well-drilling or soil boring or testing of any substances, shall be permitted only to the extent that they do not Materially interfere with the operations of the Business, upon demonstrated reasonable cause, and upon such bases and to such extent as are consented to by Purchaser, such consent not to be unreasonably withheld;
                  (iv) any samples taken shall be split between Purchaser's and Seller's representatives if so requested by Purchaser; (v) Seller shall provide to Purchaser within five (5) days after receipt thereof a copy of any report or other written information delivered to Seller by any representative thereof or governmental representative with regard to any investigations or other activities of such representative upon the property of the Business or the results of such investigations or other activities; and (vi) to the extent the condition of any of the Business' property is disturbed in any Material respect as a result of any such activities, Seller shall cause the property to be restored to substantially its condition prior to the occurrence of such activities. Seller shall indemnify Purchaser with respect to any personal injury or property damage arising from the exercise of Seller's rights under this Section 12.11.2, except to the extent caused by Purchaser's negligence.

                  Subject to the availability of capacity and Purchaser's reasonable constraints to protect health and safety and minimize business disruption, and provided that Seller's activities are legally permitted and do not unreasonably interfere with Purchaser's operations, Purchaser shall make available, and allow Seller to have access to its facilities and use of its utilities on the Real Property for the purpose of Seller's activities in discharge of its obligations and liabilities under this Section 12.11. Within thirty (30) days after billing, Seller shall reimburse Purchaser for its out-of-pocket costs.

12.12    Exxon/Ancon Policies.

         No claims regarding any matter whatsoever, whether or not arising from events occurring prior to Closing, shall be made by Purchaser, its successors or assigns, against or with respect to any Exxon/Ancon Policy, regardless of such Exxon/Ancon Policy's date of issuance.

12.13    Return of Excluded Manuals, Documents and other Media.

         If Purchaser discovers, finds or comes into possession of any of Seller's proprietary manuals, documentation or other media excluded from this Agreement and not assigned or transferred to Purchaser, Purchaser shall treat such materials as confidential, not copy or use the materials in any way, and immediately return the materials to Seller.

12.14    Noncompetition.

         Seller agrees that, for a period of five (5) years from the Closing Date, it will not, directly or indirectly, by itself or through Affiliates, manufacture or sell, or act as an agent for any Person that manufactures or sells, Film Products or film products generally considered within the industry to be competitive with Film Products; provided that, Seller may acquire or merge with a business or manufacturing operation, an ancillary portion of which produces or sells products which compete with Film Products (an "Ancillary Business"); and provided further, that Seller and its Affiliates shall be permitted to purchase or resell films that are used as an ancillary portion of their business, by way of example and not by way of limitation on wrapping of pallets or boxes of products; and provided further, that this noncompetition obligation shall not apply to activities of Telasto for six (6) months after Closing, during which time Seller shall divest Seller's entire interest in Telasto; and provided further, that if Tonen Corporation becomes an Affiliate of Seller, this noncompetition obligation shall not apply to activities of any Tonen Affiliate as conducted by such Tonen Affiliate at the time Tonen Corporation becomes an Affiliate of Seller; provided, however, that Tonen Affiliates' activities that would be covered by this Section
         12.14 are not expanded beyond the products and geographic scope that exists at the time Tonen Corporation becomes an Affiliate of Seller.

12.15    Enforcement  of  Secrecy  Agreements  with  Non-hired Employees.

         Seller  shall use its  commercially  reasonable  best efforts and shall assist Purchaser in its efforts to enforce the confidentiality provisions of all agreements relating to the Business or Purchased Assets of all agreements between Seller and each Employee who is not hired by Purchaser.

12.16    Liquidation Proceeds.

         Upon the liquidation or other divestiture by Seller of its interest in Telasto, Seller shall pay to Purchaser, within thirty (30) calendar days of Seller's receipt thereof, fifty percent (50%) of the net proceeds received by Seller as a result of such liquidation or divestiture.

13.0     TERMINATION

13.1     Termination of Agreement.

         This Agreement may be terminated:

         (i)      by the mutual consent of Seller and Purchaser;

         (ii) by Seller or Purchaser if the Closing has not taken place on or before June 15, 1999; provided, however, that no Party then in breach of any obligations hereunder shall have the right to so terminate;

         (iii) by Seller or Purchaser if any bona fide action or proceeding shall be pending against either Party at the time of Closing that could result in an unfavorable judgment, decree or order that would prevent or make unlawful the performance of this Agreement and such action or proceeding has not been dismissed or resolved within thirty (30) days after the Closing Date;

         (iv) by Seller or Purchaser if any agency of the federal or of any state government shall have objected at or before the time of Closing to the acquisition contemplated herein or to any other action required by, or in connection with, this Agreement;

         (v) by Purchaser if, at the time of Closing, any of the conditions set forth in Article 10.0 hereof have not been met or have not been waived by Purchaser;

         (vi) by Seller if, at the time of Closing, any of the conditions set forth in Article 11.0 hereof have not been met or have not been waived by Seller;

         (vii) by Seller if FTC approval has not been granted within seventy-five (75) days of the date on which the last of Purchaser's or Seller's HSR filing is made; and

         (viii) by Seller or Purchaser if the other Party to this Agreement has breached a covenant or obligation under this Agreement and such breach has not been waived.

13.2     Return of Documents.

         If this Agreement is terminated for any reason pursuant to this Article 13.0, each Party shall return to the other Party all documents and copies thereof which shall have been furnished to it by such other Party or, with the agreement of the other Party, shall destroy all such documents and copies thereof and certify in writing to the other Party any such destruction.

13.3     Limitations on Remedies.

         In the event of any  termination  of this Agreement as provided in this
         Article 13.0, this Agreement shall forthwith become wholly void and of no further force or effect and there shall be no liability on the part of Purchaser, Seller or their respective officers or directors, except that the provisions of Sections 9.1.1, 13.2, 15.1, and 15.12 shall remain in full force and effect. If this Agreement is terminated by Seller or Purchaser as permitted under Section 13.1 and not as a result of the negligent or willful failure of either Party to perform its obligation hereunder, such termination shall be without liability of either Party or any shareholder, director, officer, employee, agent or representative of such Party. If any condition precedent to Purchaser's obligation is not met and such condition is set forth on Schedule 7.7 or Purchaser otherwise waives in writing such condition on or prior to the time of Closing, Seller shall have no liability or obligation whatsoever to Purchaser by reason of any act or omission of Seller, or by reason of its breach of any representation, warranty, covenant or agreement set forth herein, solely as such act, omission or breach relates to the failure of such condition precedent. If any condition precedent to Seller's obligation is not met and Seller waives in writing such condition on or prior to the time of Closing, Purchaser shall have no liability or obligation whatsoever to Seller by reason of any act or omission of Purchaser, or by reason of its breach of any representation, warranty, covenant or agreement set forth herein, solely as such act, omission or breach relates to the failure of such condition precedent.

14.0     SCOPE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

14.1     Scope and Survival of Representations and Warranties.

         14.1.1   Except as and to the extent set forth in Sections  6.1 through
                  6.26 inclusive, or specifically set forth in other Transaction Documents or Technology License Agreement executed or delivered by Seller, Seller makes no other representations or warranties whatsoever, and disclaims all liabilities and responsibilities for any representation, warranty, statement or information made or communicated (orally or in writing) to Purchaser (including, but not limited to, any opinion, information or advice which may have been provided to Purchaser by any officer, shareholder, director, employee, agent, consultant or representative of Seller or by Seller's counsel or any other agent, consultant or representative) other than any intentional misrepresentation or statement furnished to Purchaser by any of such persons not subsequently corrected by any of such persons. All representations and warranties of Seller set forth in Sections 6.1, 6.2, 6.3 and
                  6.6 and of Purchaser set forth in Sections 7.1, 7.2 and 7.3 shall survive until two (2) years after the Closing Date. All other representations and warranties of the Parties shall survive until eighteen (18) months after the Closing Date (other than those in Section 6.18, which shall survive until sixty (60) days after the expiration of the applicable period of limitations (including any extensions thereof) for the assessment of Taxes. There shall be no termination of any representation or warranty as to which a bona fide claim has been asserted prior to the termination of the relevant survival period, but only with respect to such claim. Except as otherwise expressly provided in this Agreement, all covenants, agreements, undertakings and indemnities set forth in this Agreement shall survive indefinitely.

14.2     Indemnification by Seller.

         "Seller General Liabilities" shall mean all Losses (other than Environmental Loss which shall be governed by Section 14.6 and other than those related, directly or indirectly, to intellectual property as described in Section 2.2 which shall be governed solely by the Technology License Agreement) resulting from, arising out of, or incurred by any of Purchaser or its Affiliates, any of their officers and directors, or any of their respective successors or assigns (each a "Purchaser Indemnified Party") after the Closing Date in connection with (i) any breach of any of the representations or warranties made by Seller in any of the Transaction Documents, excluding the Technology License Agreement; and (ii) any default by Seller in respect of any of the covenants or agreements made by Seller in any of the Transaction Documents, excluding the Technology License Agreement; and, (iii) any Retained Liability or any attempt (whether or not successful) by any Person to cause or require Purchaser to pay or discharge any Retained Liability. Subject to the provisions of Section 13.3 and to the further provisions of this Article 14.0, Seller covenants and agrees with Purchaser that Seller shall pay, and shall indemnify all Purchaser Indemnified Parties, and hold them harmless from, against and in respect of, any and all Seller General Liabilities. For purposes of determining Losses based upon clause (i) of this Section, any "Material" qualifier contained in any representation or warranty referrenced in such clause (i) shall be disregarded, so that such Losses shall be recoverable (subject to any other limitations contained in this Article 14.0) in full and not only to the extent of any excess over the $100,000 "Material" threshold.

14.3     Limitations on Seller's Obligation to Indemnify.

         14.3.1 Seller shall have no obligation to indemnify any Purchaser Indemnified Party for any Loss based upon: (a) clause (i) of
                  Section 14.2 as to which Seller has not received notice of a claim to indemnification within eighteen months after the Closing Date, except for claims to indemnify any Purchaser Indemnified Party (i) based on a breach of the representations and warranties in Sections 6.1, 6.2, 6.3 and 6.6 for which the period during which notice of claims must be given will be two (2) years following the Closing Date, or (ii) based on a breach of a representation or warranty in Section 6.18 for which the period during which notice of claims must be given will be sixty (60) days after the expiration of the applicable period of limitations
                  (including any extensions thereof) for the assessment of Taxes; or (b) clause (ii) of Section 14.2 as to which Seller has not received notice of a claim to indemnification within one (1) year after the expiration date, if any, of such covenant. Notwithstanding anything in this Agreement to the contrary, Section 14.6 sets out the controlling notice required for indemnification of Purchaser Environmental Loss.

         14.3.2 Subject to Section 14.6 (which shall provide the sole and exclusive indemnification obligation of Seller for the matters covered therein), the aggregate indemnification liability of Seller for any Loss based upon clause (i) of Section 14.2 shall not exceed fifteen percent (15%) of the Purchase Price less the sum of any amounts recovered from Seller pursuant to the indemnification provisions of the Technology License Agreement and Section 14.6.1 that in the aggregate exceed 10% of the Purchase Price. It is agreed by the parties hereto that the aggregate obligation of Seller under this Section, Section
                  14.6.1 and the Technology License Agreement shall not exceed 25% of the Purchase Price.

         14.3.3 Seller shall have no indemnification obligation to any Purchaser Indemnified Party for any Loss based upon a breach of clauses (i) or (ii) of Section 14.2 unless and until the total amount of all such Losses based upon clauses (i) and
                  (ii) of Section 14.2 for which Seller shall have been finally determined to have an indemnification obligation to all Purchaser Indemnified Parties shall exceed One Million Dollars ($1,000,000), and then only to the extent of the amount of such excess.

         14.3.4   Notwithstanding  anything to the contrary in Section 14.3.2 or
                  Section  14.3.3,  any  breach  of  the   representations   and
                  warranties in Section 6.8 and 6.26 that constitutes a Purchaser Environmental Loss shall be governed solely and exclusively by the indemnification provisions contained in
                  Section 14.6.

         14.3.5 No amount shall be recovered from Seller for the breach or untruth of any of Seller's representations or warranties to the extent that Purchaser had Knowledge of such breach or untruth at or prior to the time of Closing.

         14.3.6 Notwithstanding anything to the contrary in this Article 14.0, Seller shall have an absolute obligation to make the payments and satisfy its obligations under Sections 3.4, 3.5, 4.5, 4.6, clause (iii) of 14.2, 15.1 and 15.5 of this Agreement without regard to the time and monetary limitations of this Article 14.0.

14.4     Indemnification by Purchaser.

         "Purchaser General Liabilities" shall mean all Losses (other than Environmental Loss which shall be governed by Section 14.6) resulting from, arising out of, or incurred by any of Seller or its Affiliates, any of their officers and directors, or any of their respective successors or assigns (each a "Seller Indemnified Party") after the Closing Date in connection with (i) any breach of any of the representations or warranties made by Purchaser in this Agreement, (ii) any default by Purchaser in respect of any of the covenants or agreements made by Purchaser in the Transaction Documents , (iii) any Assumed Liability or any attempt (whether or not successful) by any Person to cause or require Seller to pay or discharge any Assumed Liability; (iv) any claim made after the Closing against or with respect to any of the Exxon/Ancon Policies, regardless of said Exxon/Ancon Policy's date of issuance, by Purchaser, its successors or assigns; or (v) any liability arising out of or related to the operation of the Business after the Closing Date, other than Retained Liabilities. Subject to the provisions of Section 13.3 and to the further provisions of this Article 14.0, Purchaser covenants and agrees with Seller that Purchaser shall pay, and shall indemnify all Seller Indemnified Parties, and hold them harmless from, against and in respect of, any and all Purchaser General Liabilities.

14.5     Limitations on Purchaser's Obligation to Indemnify.

         14.5.1 Purchaser shall have no obligation to indemnify any Seller Indemnified Party for any Loss based upon: (a) clause (i) of
                  Section 14.4 as to which Purchaser has not received notice of a claim to indemnification within eighteen months after the Closing Date, except for claims to indemnify any Seller Indemnified

                  Party based on a breach of the representations and warranties in Sections 7.1, 7.2 and 7.3 for which the period during which notice of claims must be given will be two (2) years after the Closing Date; or (b) clause (ii) of Section 14.4 as to which Purchaser has not received notice of a claim to indemnification within one year after the expiration date, if any, of such covenant. Notwithstanding anything in this Agreement to the contrary, Section 14.6 sets out the sole notice requirements for indemnification of Seller Environmental Loss.

         14.5.2 Purchaser shall have no indemnification obligation to any Seller Indemnified Party for any Loss based upon clauses (i) and (ii) of Section 14.4 unless and until the total amount of all Losses listed under clauses (i) and (ii) of Section 14.4 for which Purchaser shall have been finally determined to have an indemnification obligation to all Seller Indemnified Parties shall exceed One Million Dollars ($1,000,000), and then only to the extent of the amount of such excess. Subject to Section 14.6.3 (which shall provide the sole and exclusive indemnification obligation of Purchaser for the matters covered therein), the aggregate indemnification liability of Purchaser for any Loss based upon clause (i) of Section 14.4 shall not exceed fifteen percent (15%) of the Purchase Price less the sum of any amounts recovered from Purchaser pursuant to the indemnification provisions of the Technology License Agreement and Section 14.6.3 that in the aggregate exceed 10% of the Purchase Price. It is agreed by the parties hereto that the aggregate obligation of Purchaser under this Section,
                  Section 14.6.3 and the Technology License Agreement shall not exceed 25% of the Purchase Price.

         14.5.3 No amount shall be recovered from Purchaser for the breach or untruth of any of Purchaser's representations or warranties to the extent that Seller or any of its Affiliates had Knowledge of such breach or untruth at or prior to the time of Closing.

         14.5.4   Notwithstanding  anything  to the  contrary  set forth in this
                  Article 14.0, Purchaser shall have an absolute obligation to make the payments and satisfy its obligations under Sections 3.2.1, 3.4, 3.5, 3.7, 4.3, 4.4, 4.5, 4.6, clauses

                  (iii), (iv) and (v) of Section 14.4 and 15.1 of this Agreement without regard to the time and monetary limitations of this
                  Article 14.0.

14.6     Environmental Indemnification.

         14.6.1 "Seller Environmental Liabilities" shall mean all Losses incurred by any Purchaser Indemnified Party after the Closing Date (i) following discovery of a Regulated Substance on or beneath the Real Property in connection with the release, placement or deposit, prior to the Closing Date, of the Regulated Substance on, from or beneath the Real Property or
                  (ii) as a result of Seller's release, placement, disposal or arranging for disposal of a Regulated Substance from the Real Property at an offsite location prior to the Closing Date or
                  (iii) as a result of Seller's non-compliance with Environmental Law prior to the Closing Date ("Purchaser Environmental Loss"). Subject to the provisions of Section 14.7, Seller covenants and agrees with Purchaser that Seller as set out below, shall indemnify all Purchaser Indemnified Parties, and hold them harmless, from and against any and all Seller Environmental Liabilities. For purposes of determining Seller Environmental Liabilities under this Section 14.6, "Environmental Law" and "Regulated Substance" as such terms are used in the definition of Purchaser Environmental Loss shall be limited to Environmental Law in effect as of, and Regulated Substances as such, on the Closing Date.

         14.6.2 (a) Seller shall have no obligation to indemnify any Purchaser Indemnified Party for Losses due to any Regulated Substance, or any portion thereof, which is placed or deposited on or beneath the Real Property Owned or Leased after the Closing Date.

                  (b) Seller's aggregate liability for Seller Environmental Liabilities shall not exceed five percent (5%) of the Purchase Price, less the sum of any amounts recovered from Seller pursuant to the indemnification provisions of the Technology License Agreement and
                           Section 14.3.2 that in the aggregate exceed 20% of the Purchase Price. It is agreed by the parties hereto that the aggregate obligation under this Section, Section 14.3.2 and the Technology License Agreement shall not exceed 25% of the Purchase Price.

                  (c) Subject to the five percent (5%) limitation set forth in Section 14.6.2(b), Seller's duty of indemnification for any Seller Environmental Liabilities shall be further limited as follows:

                           (i) Where notice of claim for indemnification is received by Seller within twelve (12) months after the Closing Date, Seller shall indemnify for one hundred percent (100%) of Purchaser Environmental Loss; even if costs are actually incurred more than twelve (12) months following the Closing Date;

                           (ii) Where notice of claim for indemnification is received by Seller between twelve (12) to twenty-four (24) months after the Closing Date, Seller shall indemnify for seventy-five percent (75%) of Purchaser Environmental Loss, even if costs are actually incurred more than twenty-four (24) months following the Closing Date;

                           (iii) Where notice of claim for indemnification is received by Seller between twenty-four (24) and thirty-six (36) months after the Closing Date, Seller shall indemnify for fifty percent (50%) of Purchaser Environmental Loss, even if costs are actually incurred more than thirty-six (36) months following the Closing Date;

                           (iv) Where notice of claim for indemnification is received by Seller between thirty-six (36) and forty-eight (48) months after the Closing Date, Seller shall indemnify for twenty-five percent (25%) of any Purchaser Environmental Loss, even if costs are incurred more than forty-eight (48) months following the Closing Date; and

                           (v) Where notice of claim for indemnification is received by Seller more than forty-eight
                                    (48)  months  following  the  Closing  Date,
                                    Seller shall have no obligation to indemnify for any Purchaser Environmental Loss.

                  (d) Subject to the further provisions of this Section 14.6.2, Seller shall indemnify Purchaser to the extent Purchaser incurs reasonable costs to mitigate emergency situations, to respond to judicial orders or to obtain immunity from further enforcement, which reasonably appear to be potential Seller Environmental Liabilities, provided however, that Purchaser shall promptly notify Seller of its intent to undertake such mitigation.

         14.6.3 "Purchaser Environmental Liabilities" shall mean all Losses incurred by any Seller Indemnified Party after the Closing Date (i) following discovery of a Regulated Substance on or beneath the Real Property in connection with the placement, release or deposit after the Closing Date, of the Regulated Substance on, from or beneath the Real Property (ii) as a result of Purchaser's release, placement, disposal or arranging for disposal of a Regulated Substance from the Real Property at an offsite location, after the Closing Date or
                  (iii) as a result of Purchaser's non-compliance with Environmental Laws on or after the Closing Date ("Seller
                  Environmental  Loss").  Subject  to  the  provisions  of  this
                  Section 14.7, Purchaser covenants and agrees with Seller that Purchaser shall pay, and shall indemnify all Seller Indemnified Parties, and hold them harmless from and against any and all Purchaser Environmental Liabilities regardless of when notice of the claim is given by Seller. For the purposes of determining Purchaser Environmental Liabilities arising under this Section 14.6, "Environmental Law" and "Regulated Substance" as such terms are used in the definition of Seller Environmental Loss shall be limited to Environmental Law in effect as of and Regulated Substances treated as such on the date of the claim.

         14.6.4 (a) Purchaser shall have no obligation to indemnify any Seller Indemnified Party for Losses due to any Regulated Substance, or any portion thereof, which was placed or deposited on or beneath or released from the Real Property Owned or Leased prior to the Closing Date.

                  (b) Purchaser's aggregate liability for Purchaser Environmental Liabilities shall not exceed five percent (5%) of the Purchase Price, less the sum of any amounts recovered from Purchaser pursuant to the indemnification provisions of the Technology License Agreement and

                           Section 14.5.2 that in the aggregate exceed 20% of the Purchase Price. It is agreed by the parties hereto that the aggregate obligation under this Section, Section 14.5.2 and the Technology License Agreement shall not exceed 25% of the Purchase Price.

                  (c)      Subject to five percent (5%)  limitation set forth in
                           Section 14.6.4(b), Purchaser's duty of indemnification for any Purchaser Environmental Liabilities shall be further limited as follows:

                           (i) Where notice of claim for indemnification is received by Purchaser within forty-eight
                                    (48) months after  Closing  Date,  Purchaser
                                    shall  indemnify  for  one  hundred  percent
                                    (100%) of Seller Environmental Loss; even if
                                    costs  are  actually   incurred   more  than
                                    forty-eight   (48)  months   following   the
                                    Closing Date.

                           (ii) Where notice of claim for indemnification is received by Purchaser more than forty-eight
                                    (48)  months  following  the  Closing  Date,
                                    Purchaser   shall  have  no   obligation  to
                                    indemnify for any Seller Environmental Loss.

14.7     Procedures for Indemnification.

         14.7.1 Each Indemnified Party shall promptly give notice hereunder to the indemnifying party after becoming aware of any claim as to which recovery may be sought against the indemnifying party because of the indemnity in this Article 14.0, and, if such indemnity shall arise from the claim of a third party, so long as the indemnifying party assumes liability (as between the Parties) for such claim, the Indemnified Party shall permit the indemnifying party to assume the defense of any such claim and any litigation or other proceeding resulting from such claim; provided that any indemnifying party and any
                  Indemnified Party may, in any event, at its own expense, monitor the defense of any such claim or litigation. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of an Indemnified Party to give such notice (or by delay by an Indemnified Party in giving such notice) unless, and then only to the extent that, the rights and remedies of the indemnifying party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. The notice required hereunder shall specify the basis for the claim for indemnification and the Indemnified Liabilities arising therefrom to the extent ascertainable at the time of the notice. Failure by an indemnifying party to notify an Indemnified Party of its election to defend any such claim or action by a third party within twenty-one (21) days after notice thereof shall have been given to the indemnifying party shall be deemed a waiver by the indemnifying party of its right to defend such claim or action. Notwithstanding the foregoing, the indemnifying party may, at its own expense, monitor the defense of any such claim or action.

         14.7.2 The indemnifying party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) or enter into any settlement, except with the written consent, which consent shall not be unreasonably withheld, of the Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim or litigation.

         14.7.3 If the indemnifying party shall not assume the defense of any such claim by a third party, or litigation resulting therefrom, after receipt of notice from the Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate.

         14.7.4 If an indemnifying party shall not, within thirty (30) days after its receipt of the notice required by Section 14.7.1 hereof, advise the Indemnified Party that the indemnifying party denies or disputes the right of the Indemnified Party to indemnity in respect of the claim, then the amount of such claim, if specified, shall be deemed to be finally determined between the Parties hereto in the amount of such claim. If the indemnifying party shall notify the Indemnified Party that it denies or disputes any claim made by the Indemnified Party, then the Parties hereto shall endeavor to settle and compromise such claim, and if unable to agree on any settlement or compromise, such claim for indemnification shall be settled by appropriate litigation, and any liability established by reason of such settlement, compromise or litigation shall be deemed to be finally determined. Any claim that is finally determined in the manner set forth above shall be paid promptly by the indemnifying party in cash.

15.0     GENERAL

15.1     Expenses.

         Except as otherwise provided in this Agreement, and whether or not the transactions herein contemplated shall be consummated, Purchaser and Seller shall pay their own fees, expenses and disbursements, including the fees and expenses of their respective counsel, accountants and other experts, in connection with the subject matter of this Agreement and all other costs and expenses incurred in performing and complying with all conditions to be performed under this Agreement.

15.2     Waivers.

         The waiver by either Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

15.3     Binding Effect; Benefits.

         This Agreement shall inure to the benefit of the Parties hereto, and shall be binding upon the Parties hereto and their respective successors and assigns. Except as otherwise set forth herein, nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties hereto, or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

15.4     Notices.

         15.4.1 All notices, requests, demands, elections and other communications which either Party may desire or be required to give hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by a reputable courier service which requires a signature upon delivery, by mailing the same by registered or certified first class mail, postage prepaid, return receipt requested, or by telecopying with receipt confirmation (followed by a first class mailing of the same) to the Party to whom the same is so given or made. Such notice, request, demand, waiver, election or other communication will be deemed to have been given on the earlier of the date so delivered or electronically transmitted or seven (7) days after mailing thereof.

         15.4.2   If to Seller, to:

                  Exxon Chemical Company
                  13501 Katy Freeway
                  Houston, Texas  77079-1398
                  Attention:  Vice-President, Polyolefins Americas
                  Facsimile:  (281) 870-6411
                  With a copy to:

                  Exxon Chemical Company
                  13501 Katy Freeway
                  Houston, Texas 77079-1398
                  Attention:  Chief Attorney-Special Projects
                  Facsimile:  (281) 588-4606

         15.4.3   If to Purchaser, to:

                  Tredegar Industries, Inc.
                  1100 Boulders Parkway
                  Richmond, Virginia  23225
                  Attention:  President
                  Facsimile:  (804) 330-1777

                  With a copy to:

                  Hunton & Williams
                  951 E. Byrd Street
                  Richmond, Virginia  23219
                  Attention:  C. Porter Vaughan, III, Esq.
                  Facsimile:  (804)  788-8218

         or to such other address as either Party shall have specified by notice to the other Party hereto.

15.5     Bulk Transfers Laws.

         Purchaser hereby waives compliance by Seller with the provisions of any applicable bulk transfers laws of any U.S. jurisdiction (including
         Section 1403 of Title 72 of the Pennsylvania  Consolidated Statutes and
         Section 5/902(d) and 120/5j of Chapter 35 of the Illinois Compiled Statutes). Seller shall promptly pay and discharge when due, or contest or litigate all claims of creditors that are asserted against Purchaser by reason of Seller's non-compliance with such laws provided that the foregoing shall not affect in any way Purchaser's obligations with respect to the Assumed Liabilities and agrees to indemnify and hold Purchaser harmless from and against and shall reimburse Purchaser for any and all Losses suffered by Purchaser by reason of Seller's failure to pay and discharge any such claims.

15.6     Like-Kind Exchange.

         In the event Seller so elects and notifies Purchaser before the Closing Date, Purchaser agrees to accommodate Seller in effecting a tax-deferred exchange under Internal Revenue Code Section 1031 of all or part of the Purchased Assets. Purchaser shall execute such escrow instructions, documents, agreements or instruments to effect an exchange as Seller may reasonably request. Seller may assign its rights and delegate its duties under this Agreement to an exchange intermediary selected by Seller, as necessary to effect a tax-deferred exchange. Notwithstanding the foregoing, Purchaser's obligations under this Section 15.6 shall not require it to incur any cost, expense, or liability, and Seller shall indemnify Purchaser against and hold Purchaser harmless from any cost, expense, or liability incurred in connection with this Section 15.6.

15.7     Entire Agreement.

         This Agreement (including the Exhibits and Schedules hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the Parties hereto as to the matters set forth herein and supersede and revoke all prior agreements and understandings, oral and written, between the Parties hereto or otherwise with respect to the subject matter hereof, but not including the Confidentiality Agreement and any other agreements executed between the Parties of even date herewith or hereafter. No change, amendment, termination or attempted waiver of any of the provisions hereof shall be binding upon any Party unless said act is in writing signed by the Party to be bound by its respective successors in interest.

15.8     Counterparts.

         This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

15.9     Headings.

         The article, section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

15.10    Construction.

         Within this Agreement, the singular shall include the plural and the plural shall include the singular, and any gender shall include all other genders, all as the meaning and the context of this Agreement shall require.

15.11    Exhibits and Schedules.

         All Exhibits and Schedules hereto have been delivered by the Parties to each other previously or simultaneously herewith.

15.12    Governing Law and Choice of Forum.

         THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK (EXCEPT FOR ANY LAW WHICH WOULD MAKE THE LAWS OF ANY OTHER
         JURISDICTION APPLICABLE). ALL CLAIMS, DISPUTES OR CAUSES OF ACTION (WITH THE EXCEPTION OF THOSE TO BE ARBITRATED IN ACCORDANCE WITH
         SECTION 3.4.3) RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT, HEARD AND RESOLVED SOLELY AND EXCLUSIVELY BY AND IN A FEDERAL OR STATE COURT SITUATED IN NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF SAID COURTS AND FURTHER AGREES THAT PERSONAL JURISDICTION OF SAID COURT SHALL BE PROPER FOR ALL PURPOSES OF THIS AGREEMENT.

15.13    Cooperation.

         The Parties hereto shall cooperate fully at their own expense, except as otherwise provided in this Agreement, with each other and their respective counsel and accountants in connection with all steps to be taken as part of their obligations under this Agreement.

15.14    Severability.

         If any term, covenant, condition or provision of this Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Agreement shall not be affected thereby and each remaining term, covenant, condition and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

15.15    Reservations.

         Except as otherwise agreed by the Parties under this Agreement, the Parties reserve all rights and remedies they may have at law.

15.16    Attorneys' Fees.

         If a dispute arises among the Parties as a result of which an action is commenced to interpret or enforce any of the terms of this Agreement, or if there is a breach of any of the terms of this Agreement, the losing or defaulting Party shall pay to the prevailing Party reasonable out-of-pocket attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action.

15.17    Successors and Assigns.

         The covenants, agreements and conditions contained herein or granted hereby shall be binding upon and shall inure to the benefit of Purchaser and its designated lenders and Seller, and each of their respective successors and permitted assigns. Neither Seller nor Purchaser shall assign, license or otherwise transfer any interest in this Agreement or any property which is the subject of this Agreement to any other

         Person or entity except for a Person or entity which is an Affiliate of Purchaser or a purchaser from Purchaser who will remain liable hereunder. In no event shall Seller's or Purchaser's rights or obligations under Article 14.0 hereof be assignable without the consent of the other Party, except to an Affiliate of the assigning Party at the time of the assignment, and then only where the assignment is part of an overall assignment by the assigning Party of its entire chemical fabricated products business to the assignee, provided, however the assigning Party will guaranty the performance by an Assignee of its obligations under this Agreement pursuant to a Guaranty Agreement in form and substance reasonably acceptable to the other Party hereto. It is specifically agreed that Seller's assignment of the Purchase Price to a trust in preparation for a like-kind exchange is not an assignment under this Section 15.17.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed in their respective names by an officer or representative thereof duly authorized to be effective on the date first above written.

                           .        TREDEGAR INDUSTRIES, INC.

                           .         By:  /s/ N. A. Scher
                                         -----------------------------------
                                         Name:  Norman A. Scher
                                         Title: Executive Vice President

                                    EXXON CHEMICAL COMPANY, a
                                    division of EXXON CORPORATION

                                    By:   /s/ A. K. Barton
                                         -----------------------------------
                                         Name:  A. K. Barton
                                         Title: V.P. Polyolefin Americas